                                  Exhibit 2.1

                                                                  Execution Copy
                                                                  --------------

                             AGREEMENT AND PLAN OF

                           MERGER AND REORGANIZATION

                                 BY AND AMONG

                              DISCREET LOGIC INC.

                           LANTERN ACQUISITION CORP.

                                      AND

                         LIGHTSCAPE TECHNOLOGIES, INC.


                         Dated as of  December 2, 1997

                                                                  Execution Copy
                                                                  --------------

                               TABLE OF CONTENTS

ARTICLE I - THE MERGER
 1.1 The Merger........................................................2
 1.2 Effective Time....................................................2
 1.3 Certain Effects of the Merger.....................................2
 1.4 Certificate of Incorporation......................................2
 1.5 By-Laws...........................................................2
 1.6 Directors and Officers............................................3
 1.7 Certain Other Agreements..........................................3
 1.8 Stockholder Representative........................................3
ARTICLE II - CONVERSION AND EXCHANGE OF SECURITIES.....................5
 2.1 Shares of the Surviving Corporation...............................5
 2.2 Conversion of Company Common......................................5
 2.3 Merger Consideration; Conversion of Lightscape Common.............5
 2.4 Exchange Agent....................................................6
 2.5 Exchange Procedures...............................................6
 2.4 No Liability......................................................6
 2.5 No Further Ownership Rights in Company Capital Stock..............7
 2.6 Lost, Stolen or Destroyed Certificates............................7
 2.7 Closing of Stock Transfer Books...................................7
 2.8 Dissenting Shares.................................................7
ARTICLE III - REPRESENTATIONS AND WARRANTIES OF LIGHTSCAPE.............8
 3.1 Corporate Existence and Power.....................................8
 3.2 Corporate Authorization...........................................8
 3.3 Governmental Authorization........................................8
 3.4 Non-Contravention.................................................9
 3.5 Capitalization....................................................9
 3.6 Subsidiaries......................................................9
 3.7 Financial Statements..............................................9
 3.8 Absence of Undisclosed Liabilities...............................10
 3.9 Properties.......................................................10
 3.10 Real Property...................................................11
 3.11 Condition of Tangible Assets....................................11
 3.12 Intellectual Property...........................................11
 3.13 Absence of Certain Changes......................................13
 3.14 Litigation......................................................15
 3.15 Material Contracts..............................................15
 3.16 Taxes...........................................................17
 3.17 Employees.......................................................18
 3.18 Transactions with Affiliates....................................19
 3.19 Insurance Coverage..............................................19
 3.20 Compliance with Laws; No Defaults...............................19
 3.21 Finders' Fees...................................................20

                                      -i-
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                                                                  Execution Copy
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 3.22 Environmental Matters...........................................20
 3.23 Employee Plans..................................................21
 3.24 Net Operating Losses............................................22
 3.25 Products........................................................23
 3.26 Other Information...............................................23
ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF DISCREET AND THE
             COMPANY..................................................23
 4.1 Corporate Existence and Power....................................23
 4.2 Corporate Authorization..........................................23
 4.3 Governmental Authorization.......................................23
 4.4 Non-Contravention................................................23
 4.5 SEC Documents....................................................24
ARTICLE V - COVENANTS.................................................24
 5.1 Mutual Covenants and Agreements..................................24
 5.2 Certain Covenants of Lightscape..................................25
 5.3 Certain Covenants of Discreet....................................29
ARTICLE VI - CLOSING MATTERS..........................................29
 6.1 The Closing......................................................29
 6.2 Documents and Certificates.......................................30
ARTICLE VII - CONDITIONS OF CLOSING...................................31
 7.1 Conditions to Obligations of Discreet, the Company and
     Lightscape.......................................................31
 7.2 Conditions Applicable to Discreet and the Company................31
 7.3 Conditions Applicable to Lightscape..............................33
ARTICLE VIII - TERMINATION............................................34
 8.1 Termination......................................................34
 8.2 Notice of Termination; Effect of Termination.....................35
 8.3 Fees.............................................................35
 8.3 Procedure Upon Termination.......................................36
ARTICLE IX - SURVIVAL; INDEMNIFICATION................................36
 9.1 Survival.........................................................36
 9.2 Indemnification..................................................36
 9.3 Third Person Claims..............................................37
 9.4 Limitations on Indemnification...................................37
 9.5 Exclusivity; Method of Payment...................................37
 9.6 No Contribution..................................................37
ARTICLE X - MISCELLANEOUS.............................................38
 10.1 Other Remedies; Specific Performance............................38
 10.2 Expenses........................................................38
 10.3 Further Assurances..............................................38
 10.4 Parties in Interest.............................................38
 10.5 Entire Agreement................................................38
 10.6 Amendment or Modification.......................................39
 10.7 Waiver..........................................................39
 10.8 Assignability...................................................39
 10.9 Certain Definitions.............................................39

                                      -ii-
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                                                                  Execution Copy
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 10.10 Headings and Interpretation....................................40
 10.11 Notices........................................................40
 10.12 Law Governing..................................................41
 10.13 Invalidity of Provisions.......................................41
 10.14 Counterparts...................................................41

                    Agreement and Plan of Merger -- Page 1        Execution Copy
                                                                  --------------



                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION


     This Agreement and Plan of Merger and Reorganization dated as of December 2, 1997 (the "Agreement") by and among Discreet Logic Inc., a corporation
              ---------
organized under the laws of the province of Quebec ("Discreet"), Lantern
                                                     --------
Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Discreet (the "Company"), and Lightscape Technologies, Inc., a Delaware
               -------
corporation ("Lightscape"; Lightscape and the Company being hereinafter
              ----------
sometimes called the "Constituent Corporations"):
                      ------------------------

                                  WITNESSETH:

     WHEREAS, the authorized capital stock of the Company consists of 100 shares of common stock, par value $.01 per share (the "Company Common"), all of
                                                       --------------
which shares are owned beneficially and of record by Discreet;

     WHEREAS, the authorized capital stock of Lightscape consists of (i) 6,000,000 shares of Preferred Stock, all of which are designated as Series A Preferred Stock, par value $.001 per share, and 5,494,956 are issued and outstanding (the "Lightscape Preferred"); and (ii) 20,000,000 shares of Common
                  --------------------
Stock, par value $.01 per share (the "Lightscape Common"), of which 3,076,423
                                      -----------------
shares are issued and outstanding;

     WHEREAS, the respective Boards of Directors of the Discreet, Company and Lightscape have each approved this Agreement and the Merger (as defined in
Section 1.1) and deem it advisable for the mutual benefit of the Constituent Corporations, and of the respective stockholders of each, that the Company merge with and into Lightscape under and pursuant to the General Corporation Law of the State of Delaware, as amended (the "Delaware Corporation Law"), and upon the
                                        ------------------------
terms and subject to the conditions hereinafter set forth;

     WHEREAS, pursuant to and upon the effectiveness of the Merger, each then outstanding share of the Lightscape's capital stock, shall be converted into the right to receive the Merger Consideration (as defined in Section 2.3), upon the terms and subject to the conditions set forth herein.

     WHEREAS, to induce Discreet and the Company to enter into this Agreement, simultaneously with the execution and delivery of this Agreement, Lightscape and certain of its stockholders and employees have entered into certain agreements with Discreet and the Company pursuant to which such Lightscape stockholders and employees have undertaken to take certain actions in connection with the transactions contemplated by this Agreement; and

     WHEREAS, the parties intend that the Merger be treated as a "purchase" transaction for accounting purposes.

     NOW, THEREFORE, in consideration of these premises and the mutual agreements, provisions and covenants contained in this Agreement, the parties hereby agree as follows:

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                    Agreement and Plan of Merger -- Page 2        Execution Copy
                                                                  --------------

                                   ARTICLE I

                                  THE MERGER

     1.1 The Merger.  In accordance with Section 251 of the Delaware
         ----------
Corporation Law, the Company shall be merged with and into Lightscape (the "Merger"), and Lightscape shall be the surviving corporation (such corporation
-------
in its capacity as such surviving corporation being hereinafter called the "Surviving Corporation"). The terms and conditions of the Merger, the mode of
----------------------
carrying the same into effect, and the manner and basis of converting shares of each of the Constituent Corporations into the consideration which the holders of those shares are to receive upon conversion of such shares, shall be as set forth in this Agreement.

     1.2 Effective Time.  The Merger shall become effective as of the time
         --------------
of the filing and acceptance of the executed certificate of merger with the Secretary of State of Delaware pursuant to Section 251(c) of the Delaware Corporation Law (the "Effective Time").
                      --------------

     1.3 Certain Effects of the Merger.  As of the Effective Time, the
         -----------------------------
effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the Delaware Corporation Law. Without limiting the generality of the foregoing and subject thereto, at the Effective
Time: the separate existence of the Company shall cease and the Company shall be merged into Lightscape; the Surviving Corporation shall possess, without further act or deed, all the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and any and all rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to any of the Constituent Corporations on whatever account, as well for stock subscriptions as all other things in action or belonging to each of the Constituent Corporations shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectively the property of the Surviving Corporation as they were of the several and respective Constituent Corporations, and the title to any real estate vested by deed or otherwise, in any of the Constituent Corporations, shall not revert or be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of any of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the respective Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it. Any action or proceeding, whether civil, criminal or administrative, pending by or against any of the Constituent Corporations shall be prosecuted as if the Merger had not taken place, and the Surviving Corporation may be substituted in such action or proceeding.

     1.4 Certificate of Incorporation.  At the Effective Time, the
         ----------------------------
certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided by law and such certificate of incorporation; provided, however, that at the Effective Time the certificate of
               --------  -------
incorporation of the Surviving Corporation shall be amended so that the name of the Surviving Corporation shall be Lightscape Technologies, Inc.

     1.5 By-Laws.  The by-laws of the Company, as in effect immediately
         -------
prior to the Effective Time shall be, at the Effective Time, the by-laws of the Surviving Corporation until thereafter amended.
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                    Agreement and Plan of Merger -- Page 3        Execution Copy
                                                                  --------------

      1.6  Directors and Officers.  The directors and officers of the
           ----------------------
Surviving Corporation from and after the Effective Time shall be the directors and officers of the Company immediately prior to the Effective Time, each to hold office in accordance with applicable law and the certificate of incorporation and by-laws of the Surviving Corporation.

      1.7  Certain Other Agreements.  Concurrently with the execution and
           ------------------------
delivery of this Agreement:

         (a) Lightscape shall deliver to Discreet and the Company:

               (i) a copy of the Voting Agreement in the form of Exhibit A (the
                                                                 ---------
     "Voting Agreement") duly executed and delivered by  each of the directors
      ----------------
     and officers of Lightscape and the stockholders named therein (the "Major
                                                                         -----
     Stockholders");
     ------------

               (ii) a copy of the Key Employee Noncompetition, Nondisclosure and Developments Agreement in a form reasonably satisfactory to the parties thereto duly executed by Stuart Feldman, Rodney Recker and Filippo Tampieri (the "Noncompetition Agreements");
           -------------------------

               (iii) a copy of the Employment Agreement in a form reasonably satisfactory to the parties thereto duly executed by Stuart Feldman, Rodney Recker and Filippo Tampieri (the "Employment Agreements"); and
                                       ---------------------

               (iv) a copy of the releases of LGSI Limited Partnership ("LGSI") with respect to (a) the Convertible Promissory Note dated as of January 1, 1997, as amended, payable by Lightscape to LGSI (the "Promissory Note"),
     (b) Lightscape's obligations under that certain Bridge Note and Warrant Purchase Agreement dated as of November 21, 1996, as amended between Lightscape and the other parties thereto (the "Bridge Note Agreement") and
     (c) the Restated Marketing Agreement dated as of March 1, 1994, as amended, between Lightscape and LGSI (the "Marketing Agreement").

         (b) Discreet and the Company shall deliver to the respective other parties thereto copies of the Voting Agreement, the Noncompetition Agreements, the Employment Agreements and the Nondisclosure Agreements duly executed by Discreet, the Company or both, as the case may be.

      1.8  Stockholder Representative.  (a) In order to effectively administer
           --------------------------
(i) the determination of the Merger Consideration (as defined in Section 2.3) and (ii) the defense and/or settlement of any claims for which the stockholders of Lightscape may be required to indemnify Discreet, the Surviving Corporation or any Indemnitee (as defined in Section 9.2) pursuant to Article IX hereof, the stockholders of Lightscape, by virtue of their approval of this Agreement, will be deemed to have irrevocably constituted and appointed, effective as of the Effective Time, Barry Dickman (together with his permitted successors, the "Stockholder Representative"), as their true and lawful agent and attorney-in-
---------------------------
fact to verify the Merger Consideration, to make any and all decisions, settlements and agreements on their behalf relating to the determination of the Merger Consideration, to enter into any agreement in connection with the transactions contemplated by this Agreement and any transactions contemplated by the Participation Agreement (as defined in Section 7.1(n)), to exercise all or any of the powers, authority and discretion conferred on him under any such agreement, to waive any terms and conditions of any such agreement (other than the Merger Consideration), to give and receive notices on their behalf and to be their exclusive representative with respect to any matter, suit, claim, action or proceeding arising with respect to any transaction contemplated by any such agreement, including, without limitation, the

                    Agreement and Plan of Merger -- Page 4        Execution Copy
                                                                  --------------

defense, settlement or compromise of any claim, action or proceeding for which Discreet, Surviving Corporation or any Indemnitee the Company may be entitled to indemnification and the Stockholder Representative agrees to act as, and to undertake the duties and responsibilities of, such agent and attorney-in-fact. This power of attorney is coupled with an interest and is irrevocable.

         (b) The Lightscape stockholders will have the right to remove the Stockholder Representative and, upon such removal, or in the event of the Stockholder Representative's death or resignation, to appoint as a new Stockholder Representative any former Lightscape stockholder at any time and from time to time during the two-year period ending December 31, 1999, by a vote of the persons holding a majority interest in the right to receive the Merger Consideration at such time evidenced by a writing executed by such persons. In the event of a failure to obtain the approval of the majority of the persons holding a majority interest in the right to receive the Merger Consideration required herein, persons holding a 35% interest in the right to receive the Merger Consideration shall have the right to appoint a new Stockholder Representative. The appointment of the new Stockholder Representative will be of no force or effect whatsoever upon Discreet or the Surviving Corporation or otherwise under this Agreement until three days after the later of the dates when Discreet or the Surviving Corporation is deemed to have received written notice of such appointment, which notice must include at least: (i) the identity and address of the new Stockholder Representative and a statement that such Stockholder Representative has been properly appointed; (ii) the duly acknowledged signatures of each of the Lightscape stockholders voting for the new Stockholder Representative; and (iii) a statement that any non-signing Lightscape stockholder has been notified in writing of the appointment of the new Stockholder Representative. Discreet and the Surviving Corporation will be entitled to rely on any notice received in such form without conducting an investigation of the contents thereof. Any notice given by Discreet or the Surviving Corporation to the Stockholder Representative will constitute notice to each and all of the Lightscape stockholders at the time notice is given to the Stockholder Representative. Any action taken by, or notice or instruction received from, the Stockholder Representative will be deemed to be action by, or notice or instruction from, each and all of the Lightscape stockholders. Discreet and the Surviving Corporation will disregard any notice or instruction received from any Lightscape stockholder other than the then acting Stockholder Representative with regard to this Agreement or the Participation Agreement. Discreet and the Surviving Corporation and any affiliate thereof shall be able to rely conclusively on the instructions and decisions of the Stockholder Representative as to the determination of the Merger Consideration or the settlement of any claims for indemnification pursuant to Article IX hereof or any other actions required to be taken by the Stockholder Representative hereunder or under the Participation Agreement.

         (c) All decisions and actions by the Stockholder Representative, including without limitation any agreement between the Stockholder Representative and Discreet, the Surviving Corporation and/or any affiliate thereof relating to the determination of the Merger Consideration or the defense or settlement of any claims for which the Lightscape stockholders may be required to indemnify Discreet, the Surviving Corporation or any Indemnitee pursuant to Article IX hereof, shall be binding upon all of the Lightscape Stockholders, and no Lightscape stockholder shall have the right to object, dissent, protest or otherwise contest the same. By their execution of this Agreement, each Lightscape stockholder agrees that: (i) all actions, decisions and instructions of the Stockholder Representative shall be conclusive and binding upon all of the Lightscape stockholders and no Lightscape stockholder shall have any cause of action against the Stockholder Representative for any action taken, decision made or instruction given by the Stockholder Representative under this Agreement, except for fraud or willful breach of this Agreement and the Participation Agreement by the Stockholder Representative.
The Stockholder Representative shall not suffer any liability or loss for any act performed or omitted to be performed by him under this Agreement in the absence of his gross negligence or willful misconduct.

                    Agreement and Plan of Merger -- Page 5        Execution Copy
                                                                  --------------

The Stockholder Representative may consult with counsel in connection with his duties hereunder and under the Participation Agreement and shall be fully protected by any act taken, suffered, permitted, or omitted in good faith in accordance with the advice of counsel. The Stockholder Representative shall be fully protected in relying upon any written notice, demand, certificate or document which he in good faith believes to be genuine; and (ii) the provisions of this Section 1.8 shall be binding upon the executors, heirs, legal representatives and successors of each Lightscape stockholder.

                                   ARTICLE II

                     CONVERSION AND EXCHANGE OF SECURITIES

      2.1  Shares of the Surviving Corporation.  The authorized number and par
           -----------------------------------
value of shares of all classes of stock of the Company immediately prior to the Effective Time shall be the authorized number and par value of shares of the classes of stock of the Surviving Corporation from and after the Effective Time.

      2.2  Conversion of Company Common.  At the Effective Time, each share of
           ----------------------------
Common Stock, par value $.01 per share, of the Company issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be converted into and represent one validly issued, fully paid and nonassessable share of Common Stock, par value $.01 per share, of the Surviving Corporation.

      2.3  Merger Consideration; Conversion of Lightscape Common.  The
           -----------------------------------------------------
aggregate consideration to be issued in exchange for all shares of Lightscape Common and Lightscape Preferred issued and outstanding immediately prior to the Effective Time (subject to the provisions of Section 2.3(d) hereof) and all shares of Lightscape Common reserved for issuance upon exercise of outstanding Vested Options (as defined in Section 2.3(c)) shall be such amounts, if any, calculated and payable pursuant to the formula, and subject to the provisions, set forth in Exhibit 2.3 attached hereto minus the Transaction Expenses in excess of $75,000 and subject to payment of claims for indemnification under
Article IX, and (the "Merger Consideration"). Pursuant to the foregoing, at the Effective Time each share of Lightscape capital stock shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be canceled and extinguished and converted into the right to receive the following: (subject to any applicable withholding tax)

         (a) with respect to each share of Lightscape Common, an amount equal to such amounts, if any, calculated and payable pursuant to the formula and provisions set forth in Exhibit 2.3 attached hereto (the "Per Common Share
                                                          ----------------
Merger Consideration");
--------------------

         (b) with respect to each share of Lightscape Preferred, an amount equal to such amounts, if any, calculated and payable pursuant to the formula and provisions set forth in Exhibit 2.3 attached hereto (the "Per Preferred Share
                                                          -------------------
Merger Consideration");
--------------------

         (c) At the Effective Time, each holder of a then outstanding Lightscape Option as set forth on Schedule 2.3(c) hereto (the "Lightscape Options") shall,
                                                    ------------------
in full settlement thereof, be entitled to receive for each share of Lightscape Stock for which such Lightscape Option is then exercisable (the "Vested Options"
                                                                 --------------
and together with the Lightscape Common and Lightscape Preferred, the "Lightscape Securities") an amount equal to such amounts, if any, calculated and
----------------------
payable pursuant to the formula and provisions set forth in Exhibit 2.3 attached hereto (the "Per Share Option Consideration"). Each option holder shall be
                       --------------------
deemed to release any and all rights the holder thereof had or may have in respect of such

                    Agreement and Plan of Merger -- Page 6        Execution Copy
                                                                  --------------


Lightscape Option. Prior to the Effective Date, Lightscape shall obtain all necessary consents or releases from holders of Vested Options and take all such other lawful action as may be necessary, if any, to give effect to the transactions contemplated by this Section 2.3.

         (d) At the Effective Time, each share of Lightscape Common or Lightscape Preferred held (i) in the treasury of Lightscape, or (ii) by Discreet or any subsidiary of Discreet or Lightscape, immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be canceled and retired and all rights in respect thereof shall cease to exist.

         (e) If between the date of this Agreement and the Effective Time, the outstanding shares of Lightscape Common or Lightscape Preferred shall have been changed (subject to compliance with the applicable provisions of Article V) into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, split-up, combination, option exercises, exchange of shares or the like, the Per Common Share Merger Consideration, Per Preferred Share Merger Consideration and the Per Option Share Consideration, as the case may be, shall be appropriately adjusted.

      2.4  Exchange Agent.  Testa, Hurwitz & Thibeault, LLP shall act as the
           --------------
agent for Lightscape stockholders for purposes of mailing and receiving transmittal letters (the "Exchange Agent").
                          --------------

      2.5  Exchange Procedures.  Promptly after the Effective Time, the
           -------------------
Surviving Corporation shall cause to be mailed to each holder of Vested Options and to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented
 ------------
outstanding shares of Lightscape Common and Lightscape Preferred whose Vested Options or shares, as the case may be, were converted into the right to receive the Merger Consideration as set forth in Sections 2.3, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the documents evidencing Vested Options or Certificates, as the case may be, shall pass, only upon delivery of the documents evidencing Vested Options or Certificates, as the case may be, to the Exchange Agent and shall be in such form and have such other provisions as Discreet may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for documents evidencing the right to receive the Merger Consideration payable to such holder pursuant to Section 2.3. Upon surrender of the documents evidencing Vested Options or a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Discreet, together with such letter of transmittal and any accompanying documents, duly completed and validly executed in accordance with the instructions thereto, the holder of such Vested Options or Certificate shall be entitled to receive in exchange therefor documents evidencing the right to receive the Merger Consideration payable to such holder pursuant to Section 2.3, and the documents evidencing Vested Options or Certificate so surrendered shall forthwith be canceled. Until so surrendered, each Certificate that, prior to the Effective Time, represented shares of Lightscape Securities will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the right to receive the Merger Consideration payable pursuant to Section 2.3.

      2.4  No Liability.  Notwithstanding anything to the contrary in this
           ------------
Section 2.4, neither the Surviving Corporation or any party hereto shall be liable to a holder of shares of Lightscape Securities for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

                    Agreement and Plan of Merger -- Page 7        Execution Copy
                                                                  --------------

      2.5  No Further Ownership Rights in Company Capital Stock.  The Merger
           ----------------------------------------------------
Consideration issued upon the surrender for exchange of Lightscape Securities in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Lightscape Securities, and there shall be no further registration of transfers on the records of the Surviving Corporation of the Lightscape Securities which were outstanding immediately prior to the Effective Time. If, after the Effective Time, documents evidencing Vested Options or Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

      2.6  Lost, Stolen or Destroyed Certificates.  In the event any documents
           --------------------------------------
evidencing Vested Options or Certificates evidencing shares of Lightscape Securities shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed documents evidencing Vested Options or certificates, upon the making of an affidavit of that by the holder thereof, the Merger Consideration, if any, as may be required pursuant to
Section 2.3; provided, however, that Discreet may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to indemnify Discreet against any claim that may be made against Discreet or the Exchange Agent with respect to the documents evidencing Vested Options or Certificates alleged to have been lost, stolen or destroyed and in certain instances to deliver a bond in such sum as Discreet may reasonably direct to secure such indemnity.

      2.7  Closing of Stock Transfer Books.  The stock transfer books of
           -------------------------------
Lightscape shall be closed at the close of business on the business day immediately preceding the Effective Time. In the event of a transfer of ownership of Lightscape Common or Lightscape Preferred which is not registered in the transfer records of Lightscape, the Merger Consideration to be issued in the Merger as provided herein may be delivered to a transferee, if the certificate representing such Lightscape Common or Lightscape Preferred is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by payment of any applicable stock transfer taxes.

      2.8  Dissenting Shares.  Shares of Lightscape Common or Lightscape
           -----------------
Preferred that have not been voted for adoption of this Agreement and with respect to which appraisal rights shall have been properly perfected in accordance with Section 262 of the Delaware Corporation Law (the "Dissenting
                                                                  ----------
Shares") shall not be converted into the right to receive the Merger
------
Consideration in accordance with this Agreement at or after the Effective Time, unless and until the holder of such Dissenting Shares withdraws such holder's demand for such appraisal in accordance with Section 262(k) of the Delaware Corporation Law or becomes ineligible for such appraisal. If a holder of Dissenting Shares shall withdraw in accordance with Section 262(k) of the Delaware Corporation Law or such holder's demand for such appraisal or shall become ineligible for such appraisal, then, as of the later of the Effective Time or the occurrence of such event, such holder's Dissenting Shares shall cease to be Dissenting Shares and shall be converted into the right to receive the Merger Consideration into which such holder's Lightscape Common or Lightscape Preferred was converted as of the Effective Time pursuant to this Agreement. Any amounts to be paid to holders of Dissenting Shares with respect to such Dissenting Shares shall be paid by the Surviving Corporation.

                    Agreement and Plan of Merger -- Page 8        Execution Copy
                                                                  --------------

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF LIGHTSCAPE

      Lightscape hereby represents and warrants to each of Discreet and the Company as of the date hereof and as of the Effective Time that the statements contained in this Article III are true and correct, except as set forth in the disclosure schedules attached hereto (the "Schedules"). The Schedules shall be initialed by Lightscape and shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article III, and the disclosure in any paragraph of the Schedules shall qualify only to the corresponding paragraph in this Article III, unless clearly cross-referenced to another paragraph:

      3.1  Corporate Existence and Power.  Lightscape is a corporation duly
           -----------------------------
incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate power and authority necessary to enable it to own, lease or otherwise hold its properties and assets and to carry on its business as now conducted. Lightscape is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not have a Material Adverse Effect (as defined in Section 10.9(c) hereof) on Lightscape. All jurisdictions in which Lightscape is so qualified to do business are listed on Schedule 3.1. Lightscape has
                                             ------------
previously delivered to Discreet and the Company true and complete copies of the certificate of incorporation and by-laws of Lightscape, as amended to date and as currently in effect, and all minutes of meetings (including actions in lieu thereof) of the board of directors (and each committee thereof) and stockholders of Lightscape.

      3.2  Corporate Authorization.  (a)  The execution, delivery and
           -----------------------
performance by Lightscape of this Agreement and the consummation by Lightscape of the Merger and other transactions contemplated hereby are within Lightscape's corporate power and authority, and have been duly authorized by all necessary corporate action (other than the Stockholder Approval as defined in Section 3.2(b) below). The Board of Directors of Lightscape has (i) unanimously determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to and in the best interest of Lightscape's stockholders, (ii) unanimously approved this Agreement and the transactions contemplated hereby, including the Merger, and (iii) unanimously resolved to recommend approval and adoption of this Agreement and the Merger by Lightscape's stockholders. This Agreement has been duly authorized, executed and delivered by Lightscape and constitutes a valid and binding obligation of Lightscape, enforceable against Lightscape in accordance with its terms.

         (b) The affirmative vote of (i) the holders of a majority the outstanding shares of Lightscape's Common Stock, voting together as a single class and (ii) the holders of a majority of the Preferred Stock, voting together as a single class, are the only votes (collectively, the "Stockholder Approval") of Lightscape's capital stock necessary to approve this Agreement and the Merger.

      3.3  Governmental Authorization.  The execution, delivery and
           --------------------------
performance by Lightscape of this Agreement, and the consummation of the Merger and other transactions contemplated by this Agreement by Lightscape, do not and will not require any, on behalf of Lightscape, consent, approval or action by or in respect of, or any declaration, filing or registration with, any governmental or regulatory body, court, agency, official or authority (each, a "Governmental
                                                                   ------------
Authority"), other than (i) routine filings with the Secretary of State of the
---------
State of Delaware necessary to consummate the Merger,  (ii) as
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                    Agreement and Plan of Merger -- Page 9        Execution Copy
                                                                  --------------

disclosed on Schedule 3.3 and (iii) where the failure to obtain such consents,
             ------------
approvals, action or to make such declaration, filing or registration, would not have a Material Adverse Effect.

      3.4  Non-Contravention.  Except as disclosed on Schedule 3.4, the
           -----------------                          ------------
execution, delivery and performance by Lightscape of this Agreement, and the consummation of the Merger and other transactions contemplated by this Agreement by Lightscape, do not and will not, with or without the giving of notice, the lapse of time or both: (i) contravene or conflict with the certificate of incorporation or by-laws of Lightscape, (ii) assuming compliance with the matters referred to in Section 3.3, contravene or conflict with or constitute a violation of any provision of any law, rule, regulation, judgment, injunction, order or decree currently in effect and binding upon or applicable to Lightscape, (iii) require any consent, approval or other action by any person, contravene or conflict with or constitute a violation of or a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of Lightscape or to a loss of any benefit to which Lightscape is entitled, under any provision of (A) any agreement, contract, indenture, lease or other instrument binding upon Lightscape or (B) assuming compliance with the matters referred to in Section 3.3, any license, franchise, permit or other similar authorization held by Lightscape or (iv) except for the rights of any holders of Dissenting Shares, result in the creation or imposition of any mortgage, pledge, security interest, lien, claim, charge, restriction, encumbrance or assessment of any kind (each, a "Lien") on any asset of
                                                ----
Lightscape.

      3.5  Capitalization.  The authorized capital stock of Lightscape
           --------------
consists of (i) 6,000,000 shares of Preferred Stock, $.001 par value per share, of which 6,000,000 are designated Series A Preferred and 5,494,956 of which are issued and outstanding and none of which are held in the treasury of Lightscape, and (ii) 20,000,000 shares of Lightscape Common, of which 3,076,423 shares are issued and outstanding and none of which shares are held in the treasury of Lightscape. All issued and outstanding shares of Lightscape Common and Lightscape Preferred are validly issued, fully paid and nonassessable, and have not been issued in violation of any preemptive, first refusal or other subscription rights of any stockholder of Lightscape or any other person, and have been issued in compliance with federal and state securities laws. Except as set forth on Schedule 3.5, there are no outstanding (i) shares of capital
                ------------
stock or other voting securities of Lightscape, (ii) securities of Lightscape convertible into or exchangeable for shares of capital stock or voting securities of Lightscape, (iii) options, warrants, exchange rights, subscription rights or other agreements, commitments or rights to purchase or otherwise acquire from Lightscape, or agreements, commitments or obligations of Lightscape to issue or sell, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Lightscape or
(iv) any agreement, commitment or obligation of Lightscape to grant, or enter into any such option, warrant, call, right, commitment or agreement (the items in clauses (i), (ii) (iii) and (iv) being referred to collectively as the "Lightscape Securities"). Except as set forth on Schedule 3.5, there are no
----------------------                            ------------
outstanding obligations of Lightscape to sell, issue or deliver, or to repurchase, redeem or otherwise acquire, any Lightscape Securities. Schedule
                                                                     --------
3.5 sets forth a true and complete list of the record and beneficial owners of
---
all Lightscape Securities.

      3.6  Subsidiaries.  Lightscape does not hold or own, directly or
           ------------
indirectly, any capital stock or other equity securities of any other corporation, or have any direct or indirect equity or ownership interest in any association, partnership, joint venture or other entity.

      3.7  Financial Statements.  Attached hereto as Schedule 3.7 is a true
           --------------------                      ------------
and complete copy of the following financial statements (collectively, the "Financial Statements"):
---------------------

         (i) the audited consolidated balance sheets of Lightscape as of December 31, 1996 and the related statements of operations, stockholders' equity and cash flows for the period from

                   Agreement and Plan of Merger -- Page 10        Execution Copy
                                                                  --------------


    inception through December 31, 1996 together with the notes thereto, in each case audited by, and accompanied by the report thereon, of Ernst & Young LLP (the "Year End Financial Statements"); and
          -----------------------------

         (ii) the unaudited consolidated balance sheet of Lightscape as of September 30, 1997 (the "Unaudited Balance Sheet") and the related
                             -----------------------
    statements of operations and cash flows for the nine months then ended (collectively, the "Interim Financial Statements").
                        ----------------------------

The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except with respect to the lack of notes to the Interim Financial Statements); and fairly presents the financial position of Lightscape as of its date or the results of operations or changes in financial position, as is appropriate, of Lightscape for the periods then ended. The accounting records underlying the Financial Statements accurately and fairly reflect the transactions of Lightscape, and Lightscape's books of account have been maintained in accordance with generally accepted accounting practices applied on a consistent basis. The Unaudited Balance Sheet is true, accurate and complete and fairly presents the financial position of Lightscape as of the date thereof. Without limiting the generality of the foregoing, the Unaudited Balance Sheet either makes adequate provision or reserve for, or as appropriate makes adequate disclosure by way of note, all material liabilities (actual, deferred or contingent) and all material capital commitments as of the date thereof. All accounts of Lightscape are valid and enforceable, are not subject to any valid defense, set off or counterclaim, and are collectible in full in accordance with their terms in the ordinary course of business of Lightscape, except to the extent of any reserves therefor reflected on the Unaudited Balance Sheet or taken in the ordinary course of business consistent with past practice which in the aggregate are not material to Lightscape.

    3.8  Absence of Undisclosed Liabilities.  Lightscape has no liabilities or
         ----------------------------------
obligations, except those liabilities or obligations which are (a) fully reflected or adequately reserved against in the Unaudited Balance Sheet (including any notes thereto), (b) disclosed in this Agreement or in the Schedules hereto, or (c) incurred in the ordinary course of business and are not material to Lightscape. There is no basis for any assertion against Lightscape of any material liability or obligation of any nature or in any amount not (a) fully reflected or adequately reserved against in the Unaudited Balance Sheet,
(b) disclosed in this Agreement or in the Schedules hereto, or (c) incurred in the ordinary course of business consistent with past practice and not material in amount to Lightscape. For the purposes of this Agreement the phrase "liabilities or obligations" shall include any direct or indirect indebtedness,
---------------------------
claim, loss, damage, deficiency (including foreign and domestic deferred income tax and other net tax deficiencies), cost, expense, obligation, guarantee, or responsibility, whether accrued, absolute or contingent, known or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured.

    3.9  Properties.  Except as set forth in Schedule 3.9, all of the assets
         ----------                          ------------
and properties of Lightscape are reflected on the Unaudited Balance Sheet (except to the extent not required to be so reflected by generally accepted accounting principles and except properties, interest in properties and assets sold or otherwise disposed of since Lightscape's last unaudited balance sheet in the ordinary course of business which are not, in the aggregate, material), and Lightscape has good and valid title to all of its owned assets and properties, whether real, personal or mixed, tangible or intangible, that are material to the business of Lightscape, free and clear of all Liens, except (a) Liens for current taxes not delinquent or being contested in good faith by appropriate proceedings, (b) Liens in connection with workmen's compensation, unemployment insurance or other social security obligations, (c) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary

                   Agreement and Plan of Merger -- Page 11        Execution Copy
                                                                  --------------


course of business, (d) mechanic's, workman's, materialmen's or other like Liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith, and (e) such imperfections of title, Liens, easements and encumbrances, if any, as are not substantial and do not materially detract from the value, or materially interfere with the present use, of any of the properties subject thereto or effected thereby, or otherwise have a Material Adverse Effect on Lightscape.

    3.10 Real Property.  Lightscape does not own any real property.  Set forth
         -------------
on Schedule 3.10 is an accurate and complete list and summary description of all
   -------------
real property currently leased by or on behalf of Lightscape and none of the described leases require any consent to the transactions contemplated by this Agreement. Lightscape has previously delivered to Discreet and the Company accurate and complete copies of all leases listed and described on Schedule
                                                                   --------
3.10.  Except as set forth on Schedule 3.10, Lightscape has possession of
                              -------------
each of the aforementioned properties and no event has occurred which, with the lapse of time or notice or both, could result in a material default under any of the described leases. All rents or other material payment obligations that have become due in respect of each of such leased properties have been paid, Lightscape has complied in all material respects with its obligations under the said leases and Lightscape has not received any notice of any breach of its obligations under any covenants, agreements, statutory requirements, planning consents, by-laws, orders and regulations affecting any of such properties (whether owned or leased), their use and any business of Lightscape there carried on.

    3.11 Condition of Tangible Assets.  All material tangible property,
         ----------------------------
including the real property and structures thereon, of Lightscape is in good operating condition, reasonable wear and tear excepted, and the operation and use of such property in the business of Lightscape conforms in all material respects to all applicable laws, ordinances, regulations, permits, licenses and certificates.

    3.12 Intellectual Property.  Lightscape owns, or is licensed or otherwise
         ---------------------
possesses legally enforceable rights to use, all patents, trademarks, trade secrets, trade names, service marks, copyrights, and any applications therefor, maskworks, formulae, net lists, designs, schematics, technology, know-how, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material that are used or proposed to be used in the business of Lightscape as currently conducted or as proposed to be conducted by Lightscape (excluding any of the foregoing validly licensed or purchased from third parties as set forth on Schedule
                                                                 --------
3.12(b), the "Lightscape Intellectual Property Rights").  Schedule 3.12(a) sets
-------       -----------------------------------------   ----------------
forth a list of all trademarks, service marks, trade names, registered copyrights and patents (and any applications for the registration thereof) owned or licensed and used or held for use by Lightscape which relate to or are part of Lightscape's products or proposed products or are used in the business of Lightscape, specifying as to each, as applicable: (i) the nature of such right;
(ii) the owner of such right; and (iii) the jurisdictions by or in which such right has been issued or registered or in which an application for such issuance or registration has been filed, including the respective registration or application numbers. Lightscape has received executed assignments for each of Lightscape's patents and patent applications listed in Schedule 3.12(a), and has
                                                       ----------------
recorded the assignments for each of Lightscape's United States patents and patent applications in the United States Patent and Trademark Office.

    Schedule 3.12(b) sets forth a complete list of (i) all signed licenses,
    ----------------
sublicenses and other agreements as to which Lightscape is a party and pursuant to which any person is authorized to use any Lightscape Intellectual Property Right including the identity of all parties thereto and identifying any Person who holds copies or any part of any source code (including source code held in escrow) for any Lightscape software product; and (ii) all signed licenses, sublicenses and other agreements as to which

                   Agreement and Plan of Merger -- Page 12        Execution Copy
                                                                  --------------

Lightscape is a party and pursuant to which Lightscape is authorized to use (1) any third party patents, trademarks or copyrights (including software) (the "Lightscape Third Party Intellectual Property Rights") which are incorporated
 --------------------------------------------------
in, are, or form a part of, any Lightscape product, or (2) any trade secret of a third party in or as to any Lightscape product, including the identity of all parties thereto. The Lightscape Third Party Intellectual Property Rights are owned by or have, based on Lightscape's reasonable knowledge, been properly assigned or licensed to the third party licensor of such right with the right to sublicense to Lightscape.

    Lightscape is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in breach or violation of any license, sublicense or agreement described on Schedule 3.12(b).
                                                               ----------------
No claims with respect to Lightscape Intellectual Property Rights, or Lightscape Third Party Intellectual Property Rights (to the extent arising out of any use, reproduction or distribution of such Lightscape Third Party Intellectual Rights by or through Lightscape), have been asserted or are threatened by any person. There are no valid grounds for any bona fide claims (i) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by Lightscape infringes on any copyright, patent, trademark, service mark or trade secret; (ii) that the use by Lightscape of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in Lightscape's business as currently conducted or as proposed to be conducted by Lightscape violates any other rights of any other party; (iii) challenging the ownership, validity or effectiveness of any of Lightscape Intellectual Property Rights of Lightscape; or (iv) challenging Lightscape's license or legally enforceable right to use, or the validity or effectiveness of Lightscape Third Party Intellectual Rights. Lightscapes Intellectual Property Rights do not infringe, violate or misappropriate any proprietary rights of any person.

    All registered trademarks, service marks and copyrights held by Lightscape are valid and subsisting. All patents held by Lightscape are valid and subsisting, and all patent applications held by Lightscape are pending in their respective patent office, and there are no defects in the prosecution of any such application that would irrevocably foreclose the grant of patent rights under such application. There is no unauthorized use, disclosure, infringement or misappropriation of any of Lightscape Intellectual Property Rights, or any Lightscape Third Party Intellectual Property Right to the extent licensed by or through Lightscape, by any third party, including any employee or consultant or former employee or consultant of Lightscape. Lightscape (i) has not been sued or charged in writing as a defendant in any claim, suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party; (ii) has not been threatened or charged in writing, orally or otherwise with infringement or violation of any patents, trademarks, service marks, copyrights or trade secrets or other proprietary right of any third party; and there is no basis for any such threat or claim. Lightscape has no products or proposed products, with respect to which it has infringement liability, or there has been an infringement or violation by Lightscape of, any patent, trademark, service mark, copyright, trade secret or other proprietary right to any third party.

    No Lightscape Intellectual Property Right, or Lightscape Third Party Intellectual Property Right is subject to any outstanding order, judgment, lien decree, legal or governmental proceeding (other than pending applications for patent, trademark registration or copyright registration) or stipulation restricting in any manner the licensing thereof by Lightscape. Except for contracts licensing Lightscape's products executed in the ordinary course of business and in accordance with Lightscape's past practices, Lightscape has not entered into any agreement to indemnify any other person against any

                   Agreement and Plan of Merger -- Page 13        Execution Copy
                                                                  --------------


charge of infringement of any Lightscape Third Party Intellectual Property Right. No person is infringing, violating or misappropriating any of Lightscape's Intellectual Property Rights.

    Lightscape has taken reasonable measures consistent with industry practice to protect and preserve (i) the validity and enforceability of trademarks included in the Lightscape Intellectual Property Rights, (ii) the confidentiality, validity and enforceability of copyrights or pending patent applications included in the Lightscape Intellectual Property Rights, (iii) the validity and enforceability of patents included in the Lightscape Intellectual Property Rights, and (iv) the confidentiality and validity and enforceability of its trade secrets and other confidential information. All current and former employees and consultants of Lightscape have executed nondisclosure and assignment of inventions agreements to protect the confidentiality and to vest in Lightscape exclusive ownership of such Intellectual Property Rights. A copy of such standard Agreement and a list of all current and former employees and consultants of Lightscape who have signed such agreement (including such individuals' employment title) is attached hereto as Schedule 3.12(c). No trade
                                                     ----------------
secret or confidential information of Lightscape has been used, divulged or appropriated for the benefit of any person other than Lightscape or otherwise to the detriment of Lightscape. No employee or consultant of Lightscape has used any trade secrets or other confidential information of any other person in the course of their work for Lightscape. Lightscape has no written or oral agreements with employees or consultants with respect to the ownership of inventions, trade secrets or other works created by them as a result of which any such employee or consultant may have nonexclusive rights to the portions of Lightscape's Intellectual Property Rights so created by such individual.

    No officer, employee or consultant of Lightscape is, or is now expected to be, in violation of any term of any employment contract, patent disclosure agreement, proprietary information agreement, noncompetition agreement, nonsolicitation agreement, confidentiality agreement, or any other similar contract or agreement or any restrictive covenant relating to the right of any such officer, employee or consultant to be employed or engaged by Lightscape because of the nature of the business conducted or to be conducted by Lightscape or relating to the use of trade secrets or proprietary information of others and the continued employment or retention of its officers, employees or consultants does not subject Lightscape to any liability with respect to any of the foregoing matters.

    Schedule 3.12(d) contains a "certificate of originality" relating to
    ----------------
Lightscape's software products currently marketed or developed by Lightscape and a complete list of all current and former employees and consultants of Lightscape who worked on any item of the Lightscape Intellectual Property Rights. All of such employees and consultants have executed a nondisclosure and assignment of inventions agreement to protect the confidentiality and to vest in Lightscape exclusive ownership of such software products.

    3.13 Absence of Certain Changes.  Except as disclosed in Schedule 3.13,
         --------------------------                          -------------
since September 30, 1997 the business of Lightscape has been conducted in the ordinary course consistent with past practices and there has not been:

         (i) any event, occurrence, development or state of circumstances or facts which has had or could reasonably be expected to result in or have a Material Adverse Effect on Lightscape;

         (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of Lightscape, or any repurchase, redemption or other

                   Agreement and Plan of Merger -- Page 14        Execution Copy
                                                                  --------------


     acquisition by Lightscape of any outstanding shares of capital stock or other securities of, or other equity or ownership interests in, Lightscape;

         (iii) any amendment of any term of any outstanding security of Lightscape;

         (iv) any incurrence, assumption or guarantee by Lightscape of any indebtedness for borrowed money other than in the ordinary course of business, but in any event not exceeding an aggregate of $10,000;

         (v) any creation or assumption by Lightscape of any Lien on any asset, other than Liens that do not materially detract from the value of such assets or materially impair the use thereof in the operation of the business of Lightscape;

         (vi) any making of any loan, advance or capital contributions to or investment in any person;

         (vii) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of Lightscape which has had or would reasonably be expected to result in or have a Material Adverse Effect on Lightscape;

         (viii) any acquisitions of any capital assets or any other investments for aggregate consideration in excess of $10,000;

         (ix) any sale, lease, pledge, transfer or other disposition of any capital assets for aggregate consideration in excess of $10,000;

         (x) any transaction or commitment made, or any contract or agreement entered into, by Lightscape relating to its assets or business (including the acquisition or disposition of any assets) other than those transactions covered by any other subparagraphs of this Section 3.13 or any relinquishment by Lightscape of any contract or other right, in either case, material to Lightscape, other than transactions, commitments and relinquishments in the ordinary course of business and those contemplated by this Agreement. For the purposes of this clause (x), "material to Lightscape" shall mean any of the foregoing involving payments to or from Lightscape in one or a series of payments aggregating $10,000 or more;

         (xi) any change in any method of accounting or accounting practice by Lightscape;

         (xii) any (A) grant of any severance or termination pay to any director, officer or employee of Lightscape, (B) entering into of any employment, severance, management, consulting, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer, consultant or employee of Lightscape, (C) change in benefits payable under existing severance or termination pay policies or employment, severance, management, consulting or other similar agreements or (D) change in compensation, bonus or other benefits payable to directors, consultants, officers or employees of Lightscape;

         (xiii) any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of Lightscape, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to any employees of Lightscape;

                   Agreement and Plan of Merger -- Page 15        Execution Copy
                                                                  --------------

         (xiv) any agreement or commitment containing a covenant limiting or purporting to limit the freedom of Lightscape to compete with any person in any geographic area or engage in any line of business;

         (xv) any joint venture or similar arrangement which involves a sharing of profits or future payments to other persons; or

         (xvi) any agreement, undertaking or commitment to do any of the foregoing.

    3.14  Litigation. There is no action, suit, investigation or proceeding
          ----------
pending against or, to Lightscape's knowledge, threatened against or affecting, Lightscape or any of its properties or assets before any court or arbitrator or any Governmental Authority. Except as set forth in Schedule 3.14, there is no
                                                    -------------
litigation pending or threatened against any officer or key employee relating to Lightscape or its business. Neither Lightscape nor any officer or key employee is subject to any judgment, order or decree relating to Lightscape entered in any lawsuit or proceeding or issued by any Governmental Authority. The foregoing sentences include, without limiting their generality, actions pending or threatened (or any basis therefor) involving the prior employment or engagement of any of the Lightscape's officers or Key Employees (as defined in Section 3.23(h)) or their use in connection with Lightscape's business of any information or techniques proprietary to any of their former employers or to any other Person.


    3.15  Material Contracts.  (a) Except for agreements, contracts, plans,
          ------------------
leases, arrangements or commitments disclosed in Schedule 3.15 or the Financial
                                                 -------------
Statements provided to Discreet pursuant to this Agreement, Lightscape is not a party to or subject to:

         (i) any collective bargaining agreement;

         (ii) any agreements that contain any unpaid severance liabilities or obligations;

         (iii) any bonus, deferred compensation, incentive compensation, pension, profit-sharing or retirement plans, or any other employee benefit plans or arrangements;

         (iv) any employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson or consulting or sales agreement, contract or commitment with a firm or other organization not terminable by Lightscape on 30 days' notice without liability except to the extent applicable local law and/or general principles of wrongful termination law may limit Lightscape's ability to terminate such employees;

         (v) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

         (vi) any fidelity or surety bond or completion bond;

         (vii) any lease of personal property having a remaining value individually in excess of $10,000;

                   Agreement and Plan of Merger -- Page 16        Execution Copy
                                                                  --------------

         (viii)  any agreement of indemnification or guaranty;

         (ix) any agreement, contract or commitment containing any covenant limiting the freedom of Lightscape to engage in any line of business or compete with any person;

         (x) any agreement, contract or commitment relating to capital expenditures and involving future obligations in excess of $10,000;

         (xi) any agreement, contract or commitment relating to the disposition or acquisition of assets not in the ordinary course of business or any ownership interest in any corporation, partnership, joint venture or other business enterprise;

         (xii) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause (viii) hereof

         (xiii) any purchase order or contract for the purchase of raw materials or acquisition of assets involving $10,000 or more;

         (xiv)  any construction contracts;

         (xv) any distribution, joint marketing, teaming or development agreement;

         (xvi) any distributor, dealer, franchise, original equipment manufacturer, value-added reseller, manufacturer's representative or sales agency contract or commitment;

         (xvii) any agreement pertaining to Lightscape's maintenance or support of its products, services or supplies which involves $10,000 or more or which has a term which extends for more than one year; or

         (xviii) any other agreement, contract or commitment which involves $10,000 or more and is not cancelable without penalty within thirty (30) days.

    Lightscape has not breached, or received any claim or threat that it has breached, any of the terms or conditions of (i) any agreement, contract or commitment set forth in any of Lightscape's Schedules or (ii) any other material agreement, contract or commitment of Lightscape in such a manner as would permit any other party to cancel or terminate the same or would permit any other party to seek damages from Lightscape that would have a Material Adverse Effect on Lightscape. Each agreement, plan, contract or commitment set forth in any of Lightscape's Schedules (i) is a valid and binding agreement of Lightscape and, to Lightscape's reasonable knowledge, each other party thereto, (ii) is in full force and effect, and (iii) Lightscape is not, nor is any other party thereto, in default or breach in any material respect under the terms thereof.

         (b) There is no contract, agreement, commitment or obligation to which Lightscape is a party or is bound that at the time it was entered into or made was, or is currently, known or expected by Lightscape to result in any economic loss of $10,000 or more to Lightscape upon completion or performance thereof, or any bid, offer or proposal which if accepted would result as such a contract, agreement, commitment or obligation.

                   Agreement and Plan of Merger -- Page 17        Execution Copy
                                                                  --------------

         (c) Except as disclosed in Schedule 3.15, Lightscape is not a party to
                                    -------------
any agreement with any of its securityholders or optionholders, or any affiliate thereof, nor, is any securityholder or optionholder of Lightscape a party to any agreement with any other such securityholder or optionholder relating to Lightscape or any of its securities.

    3.16 Taxes.  (a)  The term "Taxes" as used herein means all federal,
         -----                  -----
state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs duties, unemployment insurance, environmental, worker's compensation, Pension Benefit Guaranty Corporation premiums and all other taxes, fees, assessments or other charges of any kind similar to Taxes, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, and the term "Tax" means any one of
                                                          ---
the foregoing taxes.  The term "Returns" as used herein means all returns,
                                -------
declarations, reports, statements and other documents required to be filed in respect of Taxes, including information returns or reports with respect to backup withholding and other payments to third parties , and "Return" means any
                                                              ------
one of the foregoing returns. All citations to the Code, or the Treasury Regulations promulgated thereunder, shall include any amendments or any substitute or successor provisions thereto. The representations and warranties contained in this Section 3.16 shall pertain to the period from Lightscape's inception up to and including the Effective Time. Each representation in this
Section 3.16 is made separately with respect to Lightscape and each subsidiary of Lightscape.

         (b) Lightscape has filed all Returns required to be filed by or on its behalf on a timely basis and such Returns are true, complete and correct in all material respects. None of the Returns filed or required to be filed by Lightscape contains or will contain a disclosure statement under former Section 6661 or Section 6662 of the Code or any similar provision of any state, local or foreign law.

         (c) All Taxes shown to be payable by Lightscape on the Returns or on subsequent assessments with respect thereto have been paid in full on a timely basis, and no other Taxes are payable by Lightscape with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns) or with respect to any period ending on or prior to the Effective Time. Lightscape has withheld and paid over all Taxes required to have been withheld and paid over by it, and complied in all material respects with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party. There are no Liens on any of the assets of Lightscape with respect to Taxes, other than Liens for ad valorem Taxes not yet due and payable or for ad valorem property Taxes that Lightscape is contesting in good faith through appropriate proceedings and for which appropriate reserves have been established, which reserves are fully reflected in the Financial Statements and no Liens will arise as a result of the transactions contemplated by this Agreement.

         (d) The amount of Lightscape's liability for unpaid Taxes for all periods does not, in the aggregate, exceed the amount of the net current liability accruals for Taxes set forth on the Unaudited Balance Sheet and Lightscape will incur no additional Taxes subsequent to the date of the Unaudited Balance Sheet until the Effective Time except in the ordinary course of business.

         (e) No issues have been raised (and are currently pending) by any taxing authority in connection with any of the Returns of Lightscape. No waivers of statutes of limitation with respect to any of the Returns have been given by or requested from Lightscape. All deficiencies asserted or assessments made as a result of any examinations have been settled and fully paid, or are fully reflected

                   Agreement and Plan of Merger -- Page 18        Execution Copy
                                                                  --------------

as a liability in the Financial Statements, or are being contested and an appropriate reserve therefor has been established and is fully reflected in the Financial Statements. All elections with respect to Taxes affecting Lightscape, as of the date hereof, are set forth in the Returns, other than any such elections which are not required to be included in the Returns, copies of which have been made available to Buyer. As of the Effective Time Lightscape will not be, and as of the date hereof, except as set forth in Schedule 3.16, Lightscape
                                                      -------------
is not, a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of (i) any "excess parachute payments" within the meaning of Section 280G of the Code (without regard to the exceptions in Sections 280G(b)(4) and 280G(b)(5) of the Code) or (ii) any other amount for which a deduction would be disallowed under
Section 162 or Section 404 of the Code. Lightscape has not agreed to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise, and Lightscape will not be required to make any such adjustment as a result of the transactions contemplated by this Agreement. Lightscape is not a party to any safe harbor lease within the meaning of Section 168(f)(8) of the Code, as in effect prior to amendment by the Tax Equity and Fiscal Responsibility Act of 1982. Lightscape is not and has not ever been, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code. Lightscape is not (and has not ever been) a party to a tax-sharing agreement and has not assumed the liability of any other person for Taxes under contract. Lightscape has not ever been a member of a group of corporations filing a consolidated, unitary or combined Return. Lightscape has not taken any action that would have the effect of deferring any material liability for Taxes for Lightscape from any taxable period ending at or before the Effective Time to any taxable period thereafter. Lightscape has not participated in or cooperated with any international boycott within the meaning of Section 999 of the Code. As of the Closing Date the ability of Lightscape to use its net operating loss and other carryovers will not have been affected by Sections 382, 383 or 384 of the Code (other than as a result of the Merger). No claim has ever been made by a tax authority in a jurisdiction where Lightscape does not file Returns that it is or may be subject to Tax in that jurisdiction. The transactions set forth in this Agreement are not subject to the Tax withholding provisions of Section 3406 of the Code, or of Subchapter A of Chapter 3 of the Code or of any other provision of law. Lightscape is not a party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership for federal income tax purposes. Lightscape has not had a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States and such foreign country. Lightscape has never filed a consent pursuant to Section 341(f) of the Code (or any corresponding provision of state, local or foreign law), relating to collapsible corporations, or agreed to have Section 341(f)(2) of the Code (or any corresponding provision of state, local or foreign law) apply to the disposition of any asset owned by it. Lightscape shall have complied in all material respects with all federal, state, local and foreign Tax withholding obligations arising in connection with the cancellation or exercise of Lightscape options, rights and warrants, and Discreet shall have no liability therefor. Any adjustment of Taxes made by the Internal Revenue Service in any examination which is required to be reported to state, local, foreign or other taxing authorities has been so reported, and any additional Taxes due with respect thereto have been paid. No power of attorney has been granted by Lightscape, and is currently in force, with respect to any matter relating to Taxes.

    3.17 Employees.  Schedule 3.17 sets forth a true and complete list of (a)
         ---------   -------------
the names, titles, annual salaries and other compensation of all employees of Lightscape (the "Employees") as of the date first above written and the location
                 ---------
at which such Employees regularly perform services for Lightscape and (b) the wage rates for non-salaried Employees of Lightscape (by classification). Any agreements, commitments or understandings between Lightscape and any current Employee concerning such Employee's future salary, compensation or terms of employment, as well as any agreements, commitments or understandings with past Employees which require payments or obligations after the

                   Agreement and Plan of Merger -- Page 19        Execution Copy
                                                                  --------------

date first above written are summarized in Schedule 3.17. Except as set forth on
                                           -------------
Schedule 3.17, as of the date first written above none of such Employees has
-------------
indicated to Lightscape that he intends to resign or retire as a result of the transactions contemplated by this Agreement or otherwise. Lightscape has no Employees represented by a union and Lightscape (i) is in compliance in all material respects with all applicable laws and regulations respecting welfare and retirement benefit plans, employment wages and laws and (ii) is not engaged in any unfair labor practice.

    3.18 Transactions with Affiliates.  Except as set forth in Schedule 3.18,
         ----------------------------                          -------------
there are no loans, leases, royalty agreements or other continuing transactions between Lightscape, on the one hand, and any affiliate of Lightscape, any of the stockholders of Lightscape, any affiliate of any stockholder of Lightscape, or any member of any such stockholder's family, on the other hand. Except as set forth on Schedule 3.10, none of the officers or directors of Lightscape (a) has
         -------------
any material direct or indirect interest in any entity which does business with Lightscape; (b) has any direct or indirect interest in any property, asset or right which is used by Lightscape in the conduct of its business; or (c) has any contractual relationship with Lightscape other than such relationships which occur from being an employee, officer, director or stockholder of Lightscape.

    3.19 Insurance Coverage.  Schedule 3.19 sets forth an accurate and
         ------------------   -------------
complete list of all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of Lightscape. Except as set forth in Schedule 3.19, there is no claim by
                                       -------------
Lightscape pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums payable under all such policies and bonds have been paid, and Lightscape has otherwise complied in all material respects with the terms and conditions of all such policies and bonds. Such policies of insurance and bonds (or other policies and bonds providing substantially similar insurance coverage) have been in effect since the dates indicated on Schedule 3.19 and
                                                           -------------
remain in full force and effect. Such insurance is adequate to insure against risks to which Lightscape is normally exposed in the operation of its business and is in such amounts, with such deductibles and with such other terms as is prudent for a business such as that of Lightscape and as customarily carried by Persons conducting businesses similar to that of Lightscape. Lightscape has no knowledge of any threatened termination of, nor has it received written notice of, any premium increase with respect to, any of such policies or bonds.

    3.20 Compliance with Laws; No Defaults.  (a) Except as disclosed in
         ---------------------------------
Schedule 3.20, Lightscape is not in violation of any applicable provisions of
-------------
any law, statute, ordinance, regulation, judgment, order, injunction, permit, license, certificate or other authorization, or its governing instruments, except for violations that have not had and could not reasonably be expected to have a Material Adverse Effect on Lightscape.

         (b) Lightscape is not in material default under, and no condition exists that with notice or lapse of time or both would constitute a material default under, any applicable law, statute, ordinance, regulation, judgment, order, injunction, permit, license, certificate or other authorization, or its governing instruments.

         (c) Except as set forth on Schedule 3.20, Lightscape is in compliance
                                    -------------
with all currently applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice, failure to comply with which or engagement in which, as the case may be, has had, or could reasonably be expected to have, a Material Adverse Effect on Lightscape. There is no unfair labor practice complaint pending or, to Lightscape's knowledge, threatened against Lightscape before the National Labor Relations Board.

                   Agreement and Plan of Merger -- Page 20        Execution Copy
                                                                  --------------

    3.21 Finders' Fees.   Except as set forth on Schedule 3.21, there is no
         -------------                           -------------
investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Lightscape who might be entitled to any fee or commission from Discreet, the Company, Lightscape or any other person upon consummation of the transactions contemplated by this Agreement.

     3.22 Environmental Matters.  (a) Except as disclosed on Schedule 3.22,
          ---------------------                              -------------

         (i) no notice, notification, demand, request for information, citation, summons, complaint or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or, threatened by any governmental entity or other person with respect to any
     (A) alleged violation by Lightscape of any Environmental Law (as defined below) or liability thereunder, (B) alleged failure by Lightscape to have any permit, certificate, license, approval, registration or authorization required under any Environmental law in connection with the conduct of its business or (C) Release of Hazardous Substances;

         (ii) no polychlorinated biphenyls, radioactive material, urea formaldehyde, lead, asbestos, asbestos-containing material or underground storage tank (active or abandoned) is or was present at any property now owned or leased by Lightscape or was present at any property owned or leased by Lightscape in the five years preceding the date of this Agreement at, or at any time before, the time such property was sold or such lease was terminated by Lightscape; and

         (iii) there are no Environmental Liabilities (as defined below) that have had or may reasonably be expected to have a Material Adverse Effect on Lightscape.

         (b) There has been no environmental investigation, study, audit, test, review or other analysis conducted of which Lightscape has possession, or to the knowledge of Lightscape, to which it has access, in relation to the current or prior business of Lightscape or any property or facility now or previously owned or leased by Lightscape which has not been delivered to Discreet at least five days prior to the date hereof.

         (c) Lightscape has not transported or arranged for the transportation (directly or indirectly) of any Hazardous Substance to any location which is listed or, to Lightscape's knowledge, proposed for listing under CERCLA, or on any similar state list or which is the subject of Federal, state or local enforcement actions or, to Lightscape's knowledge, other investigations which may lead to claims for clean-up costs, remedial work, damages to natural resources or for personal injury claims, including, but not limited to, claims under CERCLA or analogous state environmental clean-up laws.

         (d) "CERCLA" means the Comprehensive Environmental Response,
              ------
Compensation and Liability Act of 1980, as amended.

         (e) "Environmental Laws" means all applicable federal, state, local
              ------------------
and foreign statutes, laws (including common or case law), regulations, ordinances, rules, judgments, judicial decisions, orders, decrees, codes, plans, injunctions, or governmental licenses, permits, approvals or restrictions, relating to the protection of human health or safety or the environment or to emissions, discharges or Releases of any Hazardous Substance into the Environment, or otherwise relating to the manufacture, processing, distribution, use, treatment,

                   Agreement and Plan of Merger -- Page 21        Execution Copy
                                                                  --------------

storage, disposal, transport or handling of any Hazardous Substance or the assessment, containment, removal or remediation thereof.

         (f) "Environmental Liabilities" means all liabilities arising in
               -------------------------
connection with or in any way relating to the assets of Lightscape or Lightscape's use or ownership thereof, whether vested or unvested, contingent or fixed, actual or potential, which (i) arise under or relate to Environmental Laws or arise in connection with or relate to any matter disclosed or required to be disclosed in Schedule 3.22 and (ii) arise from or relate in any way to
                   -------------
actions occurring or conditions existing before the Closing Date.

         (g) "Hazardous Substance" means any and all pollutants and
              -------------------
contaminants, and any and all toxic, caustic, radioactive or otherwise hazardous materials, substances or wastes that are regulated under any Environmental Laws, and includes, without limitation, petroleum and its derivatives and by-products, and any other hydrocarbons.

         (h) "Release" means any spilling, leaking, pumping, pouring, emitting,
              -------
emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the Environment (including, without limitation, the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Substance).

         (i) For purposes of this Section, the term "Lightscape" shall include any business or business entity (including a corporation) which is a predecessor, in whole or in part, of Lightscape.

     3.23 Employee Plans .  (a)  Lightscape has set forth on Schedule 3.23 all
          --------------                                     -------------
employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option,
                                          -----
stock purchase, incentive, deferred compensation, supplemental retirement, severance, insurance (including any self-insured or post-retirement arrangements), disability, vacation, profit-sharing, Code Section 125 and other similar employee benefit plans, arrangements, policies or agreements, written or otherwise, for the benefit of, or relating to, any current or former employee of Lightscape or any trade or business (whether or not incorporated) which, together with Lightscape would be treated as a single employer under Section 414 of the Code (an "ERISA affiliate"), (together, the "Lightscape Employee Plans");
                 ---------------                    -------------------------
copies of all such Lightscape Employee Plans have been made available or furnished to Discreet.

          (b) With respect to each Lightscape Employee Plan, Lightscape has made available to Discreet, a true and correct copy of (i) the three most recent annual reports (Form 5500), if applicable, filed with the Internal Revenue Service ("IRS"), (ii) such Lightscape Employee Plan, (iii) each trust agreement
          ---
and group annuity contract, if any, relating to such Lightscape Employee Plan,
(iv) the most recent actuarial report or valuation, if any, relating to such Lightscape Employee Plan and (v) an accurate summary plan description of such Lightscape Employee Plan.

          (c) With respect to the Lightscape Employee Plans, individually and in the aggregate, no event has occurred, and to the knowledge of Lightscape, there exists no condition or set of circumstances in connection with which Lightscape could be subject to any liability that is reasonably likely to have a Material Adverse Effect on Lightscape, under ERISA, the Code or any other applicable law.

                   Agreement and Plan of Merger -- Page 22        Execution Copy
                                                                  --------------

          (d) Each Lightscape Employee Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code. Lightscape has furnished to Discreet copies of the most recent Internal Revenue Service determination letters with respect to each such plan.

          (e) Each Lightscape Employee Plan has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such Lightscape Employee Plan.

          (f) Neither Lightscape nor any of its ERISA affiliates maintains or has ever maintained or contributed to any "multiemployer plan" (as that term is defined in Section 3(37) of ERISA) or any plan subject to Title IV of ERISA. No "prohibited transaction" (as that term is defined in Section 406 of ERISA or Section 4975 of the Code) has occurred with respect to any Lightscape Employee Plan. No tax under Section 4980B of the Code has been incurred in respect to any Lightscape Employee Plan that is a group health plan, as defined in Section 5000(b)(1) of the Code. With respect to the employees and former employees of Lightscape or any of its ERISA affiliates, there are no employee post-retirement medical or health plans in effect, except as required by Section 4980B of the Code.

          (g) With respect to the Lightscape Employee Plans, individually and in the aggregate, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with generally accepted accounting principles, on the financial statements of Lightscape, which obligations are reasonably likely to have a Material Adverse Effect on Lightscape.

          (h) Except as set forth in Schedule 3.23, Lightscape is not a party to
                                     -------------
any oral or written (i) agreement with any officer or any other employee of Lightscape, the termination of whose employment could have a material impact on the business of Lightscape, including but limited to managers, engineers and salespersons, (the "Key Employees") the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Lightscape of the nature contemplated by this Agreement, (ii) agreement with any officer of Lightscape providing any term of employment or compensation guarantee extending for a period longer than one year from the date hereof or for the payment of compensation in excess of $100,000 per annum, or
(iii) agreement or plan, including any Lightscape Employee Plan, any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

     3.24 Net Operating Losses.  The Company's aggregate net operating losses
          --------------------
for federal income tax purposes, determined for all taxable periods ending on or prior to December 31, 1996 and for the taxable period January 1, 1997 through the Closing Date are not less than $10 million in the aggregate. Except for changes in ownership related to Lightscape's preferred stock financings, as of the date hereof, the ability of the Company to use its net operating losses, tax credits and other carryovers (for federal, state and local tax purposes) will not have been affected by Sections 382, 383 or 384 of the Code, by the limitations imposed under Treasury Regulations promulgated under Section 1502 of the Code, or by any other provision of law.

                   Agreement and Plan of Merger -- Page 23        Execution Copy
                                                                  --------------

     3.25 Products.  Each of the products produced or sold by Lightscape is,
          --------
and at all times has been, in compliance in all materials respects with all applicable federal, state, local and foreign laws and regulations. Except for the types of bugs normally found in commercially available software, there is no design defect with respect to any of such products and, where required by applicable law, each of such products contains adequate warnings, presented in a reasonably prominent manner, in accordance with applicable laws with respect to its contents and use. The Company has no products placed with its customers under an understanding permitting their return to the Company other than pursuant to a breach of warranty.

     3.26 Other Information.   This Agreement and the Schedules hereto and the
          -----------------
Business Plan previously delivered to Discreet in June 1997, taken together do not contain an untrue statement of a material fact or omit to state a material fact necessary in order to, make the statements contained therein not misleading.


                                   ARTICLE IV

           REPRESENTATIONS AND WARRANTIES OF DISCREET AND THE COMPANY

     Discreet and the Company hereby represent and warrant to Lightscape as follows:

     4.1  Corporate Existence and Power.  Discreet is a corporation duly
          -----------------------------
incorporated, validly existing and in good standing under the laws of the province of Quebec and the Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and each has all corporate power and authority necessary to enable it to own, lease or otherwise hold its properties and assets and to carry on its business as now conducted and proposed to be conducted.

     4.2  Corporate Authorization.  The execution, delivery and performance by
          -----------------------
Discreet and the Company of this Agreement, and the Ancillary Agreements and the consummation by Discreet and the Company of the Merger and other transactions contemplated hereby and thereby, are within the corporate power and authority of Discreet and the Company, respectively, and, have been duly authorized by all necessary corporate action. The Agreement has been duly and validly authorized, executed and delivered by Discreet and the Company and constitutes a valid and binding obligation of Discreet and the Company, enforceable against Discreet and the Company in accordance with its terms.

     4.3  Governmental Authorization.  The execution, delivery and performance
          --------------------------
by Discreet and the Company of this Agreement, and the consummation of the Merger and other transactions contemplated by this Agreement by Discreet and the Company, do not and will not require any consent, approval or action by or in respect of, or any declaration, filing or registration with, any Governmental Authority, other than (i) routine filings with the Secretary of State of the State of Delaware necessary to consummate the Merger and (ii) where the failure to obtain such consents, approvals, action, or to make such declaration, filing or registration, would not have a Material Adverse Effect.

     4.4  Non-Contravention.  The execution, delivery and performance by
          -----------------
Discreet and the Company of this Agreement, and the consummation of the Merger and other transactions contemplated by this Agreement by Discreet and the Company, do not and will not, with or without the giving of notice, the lapse of time or both: (i) contravene or conflict with the certificates of incorporation or by-

                   Agreement and Plan of Merger -- Page 24        Execution Copy
                                                                  --------------

laws of Discreet or the Company, or (ii) assuming compliance with the matters referred to in Section 4.3, contravene or conflict with or constitute a violation of any provision of any law, rule, regulation, judgment, injunction, order or decree binding upon or applicable to Discreet and or the Company.

     4.5  SEC Documents.  Discreet has filed with the Commission and has made
          -------------
available to Lightscape a true and complete copy of the following Discreet documents: (i) its annual report on Form 10-K for the fiscal year ended June 30, 1997; (ii) its quarterly reports on Form 10-Q for the fiscal quarter ended September 30, 1997, (iii) its current report on Form 8-K and all amendments thereto dated July 15, 1997; (iv) its registration statement on Form S-3 which was declared effective on September 16, 1997; and (v) its Proxy Statement dated October 24, 1997 (collectively, the "Discreet SEC Documents"), which are all of
                                     ----------------------
the documents (other than preliminary material) that Discreet was required to file with the Commission from June 30, 1997 through the date hereof. As of their respective dates, the Discreet SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, as the case may be, and the rules and regulation of the Commission thereunder applicable to such Discreet SEC Documents, and none of the Discreet SEC Documents, as of their respective dates and taken together, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Discreet and its subsidiaries included in the Discreet SEC Documents complied as to form in all material respects with the published rules and regulations of the Commission with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X) and fairly presented in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal recurring adjustments) the consolidated financial position of Discreet and its subsidiaries as of their respective dates and the consolidated results of operations and the consolidated cash flows of Discreet and its subsidiaries for the periods presented therein.


                                   ARTICLE V

                                   COVENANTS

     5.1  Mutual Covenants and Agreements.  Each of the parties hereby
          -------------------------------
covenants and agrees with the other parties as follows:

          (a) Cooperation.  It shall cooperate fully with the other parties
              -----------
hereto in furnishing any information or performing any action reasonably requested by any such party, which information or action is necessary to the successful consummation of the transactions contemplated by this Agreement or is necessary, appropriate or desirable for the corporate purposes of Discreet.

          (b) Other Required Information.  It shall furnish to the other parties
              --------------------------
hereto any application or statement, and all information concerning itself and its subsidiaries as is required to be set forth in any application or statement, to be filed with any Governmental Authority in connection with the transactions contemplated by this Agreement, or otherwise.

          (c) Confidentiality. Lightscape and Discreet have agreed in a
              ---------------
nondisclosure agreement dated September 26, 1997 (the "Nondisclosure Agreement")
                                                       -----------------------
to, among other things, protect

                   Agreement and Plan of Merger -- Page 25        Execution Copy
                                                                  --------------

the confidential information of the other party. The Company and Discreet each hereby affirm each of their obligations under such agreement which shall continue in full force and effect in accordance with its terms. If this Agreement is terminated in accordance with Section 8.1 hereof, Discreet shall, and shall cause its agents, accountants, advisors, counsel and other representatives to deliver to Lightscape all documents and other material, and all copies thereof, obtained by Discreet or on its behalf from Lightscape in connection with this Agreement, whether so obtained before or after the execution hereof, and will not disclose any such information or documents to any third parties or make any use of any confidential information contained therein. If this Agreement is terminated in accordance with Section 8.1 hereof, Lightscape shall, and shall cause its agents, accountants, advisors, counsel and other representatives to, deliver to Discreet all documents and other material, and all copies thereof, obtained by Lightscape or on its behalf or by a stockholder of Lightscape from Discreet in connection with this Agreement, whether so obtained before or after the execution hereof, and will not disclose any such information or documents to any third parties or make any use of any confidential information contained therein.

          (d) Publicity.  Except as otherwise required by applicable law or by
              ---------
any applicable rules of any securities exchange or market, Lightscape shall not issue any press release or, prior to the Effective Time, make any other public statement concerning the transactions contemplated by this Agreement without obtaining the prior approval of Discreet.

          (e) Miscellaneous Agreements and Consents.  Subject to the terms and
              -------------------------------------
conditions provided in this Agreement, it shall use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, appropriate or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement. It will, and will cause each of its subsidiaries to, use their respective reasonable efforts to obtain consents of all third parties and Governmental Authorities necessary, appropriate or desirable for the consummation of the transactions contemplated by this Agreement.

     5.2  Certain Covenants of Lightscape.  Lightscape hereby covenants and
          -------------------------------
agrees with Discreet and the Company as follows:

          (a) Preservation of Business Organization.  Lightscape shall use all
              -------------------------------------
commercially reasonable efforts to preserve without impairment the business organization of Lightscape, its goodwill as to payors, providers, suppliers, distributors, clients and others having business relations with Lightscape and to keep available the services of its present officers and employees and shall promptly advise Discreet with respect to any inability or potential inability to preserve or keep available the foregoing.

          (b) Carry on in Regular Course.  Lightscape shall carry on its
              --------------------------
business in the ordinary course in a manner consistent with its past practices.

          (c) Consents.  Lightscape shall obtain consents in writing to the
              --------
transactions contemplated by this Agreement and/or such amendments, assignments or modifications of such documents or instruments as may be required in order that the transactions contemplated by this Agreement shall not result in any default with respect to any law, rule, regulation, order, decree, license, agreement, contract, commitment or instrument to which Lightscape is a party or by which Lightscape, or any of its assets is bound.

                   Agreement and Plan of Merger -- Page 26        Execution Copy
                                                                  --------------

          (d) Capital Stock.  Lightscape shall not effect any direct or indirect
              -------------
redemption, purchase or other acquisition of, any Lightscape Securities, or agree to do any of the foregoing. Except for any agreement by which Lightscape was bound immediately prior to the date hereof and specifically disclosed on the Lightscape Disclosure Schedules, Lightscape shall not accelerate, amend or change the period of exercisability of options or restricted stock granted under employee stock plans or authorize cash payments in exchange for any options granted under any of such plans. Lightscape shall not issue, deliver, sell or grant or authorize or propose the issuance, delivery, sale or grant of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than the issuance by Lightscape of (i) stock options that Lightscape has disclosed in Schedule
                                                                    --------
3.17 hereto and (ii) shares of Lightscape Common pursuant to the exercise of
----
stock options or warrants therefor outstanding as of the date of this Agreement.

          (e) Other Actions.  Except as set forth in Schedule 5.2(e) and without
              -------------                          ---------------
the prior written consent or approval of Discreet, Lightscape shall not:

          (i) amend its by-laws or, except as contemplated by this Agreement, its certificate of incorporation;

          (ii) declare, set aside or pay any dividend or otherwise make a distribution with respect to any shares of capital stock of Lightscape, or repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other securities of, or other equity or ownership interests in, Lightscape;

          (iii) except as a result of the amendment of its certificate of incorporation as contemplated by this Agreement, amend any material term of any outstanding security of Lightscape;

          (iv) incur, assume or guarantee any indebtedness for borrowed money other than in the ordinary course of business and in amounts and on terms consistent with past practices, but in any event not exceeding an aggregate of $10,000;

          (v) create or assume any Lien on any asset, other than Liens that do not in the aggregate materially detract from the value of such assets or materially impair the use thereof in the operation of the business of Lightscape;

          (vi) make any loan, advance or capital contributions to or investment in any person except for reasonable advances for travel and other business expenses in the ordinary course of business and consistent with past practice;

          (vii) acquire any capital assets or any other investments for aggregate consideration in excess of $10,000;

          (viii) sell lease, pledge, transfer or dispose of any capital assets for aggregate consideration in excess of $10,000;

          (ix) enter into any transaction or make any commitment or any contract or agreement relating to its assets or business (including the acquisition or disposition of any assets) or

                   Agreement and Plan of Merger -- Page 27        Execution Copy
                                                                  --------------

     relinquish any contract or other right, in either case, material to Lightscape, other than transactions, commitments and relinquishments in the ordinary course of business consistent with past practices and those contemplated by this Agreement;

          (x) other than in the ordinary course of business, make or change any election in respect of Taxes, adopt or change any method of accounting or accounting practice in respect of Taxes, enter into any closing agreement, settle any claim in respect of Taxes, or consent to any consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

          (xi) grant any severance or termination pay to any director, officer or employee of Lightscape, enter into any employment, severance, management, consulting, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of Lightscape, change the benefits payable under existing severance or termination pay policies or employment, severance, management, consulting or other similar agreements or change the compensation, bonus or other benefits payable to directors, officers or employees of Lightscape, other than increases in the ordinary course of business of the compensation of the employees of Lightscape;

          (xii) enter into any partnership arrangements, joint development agreements or strategic alliances;

          (xiii) transfer or license to any person or entity or otherwise extend, amend or modify in any material respect any rights to the Lightscape Intellectual Property Rights or enter into grants to future patent rights, other than in the ordinary course of business and consistent with past practice;

          (xiv)  make any grant of exclusive rights to any third party;

          (xv) enter into any transaction with any of its stockholders or any affiliates of any of its stockholders, other than in the ordinary course of, and pursuant to the reasonable requirements of, its business and upon terms that are no less favorable to Lightscape than Lightscape could obtain in a comparable transaction with a person who was not such a stockholder or an affiliate of such a stockholder or other than as contemplated by this Agreement; or

          (xvi)  agree to do any of the foregoing.

          (f) Access.  Subject to the Nondisclosure Agreement, Lightscape shall
              ------
permit officers, employees, agents, attorneys and accountants and other persons designated by Discreet full access after reasonable notice during normal business hours to the properties, books, contracts, commitments, tax returns, examination reports of the Internal Revenue Service and other records of Lightscape in connection with and in furtherance of the transactions contemplated by this Agreement. Unless prohibited by law or contract, such designees of Discreet shall be furnished with true, accurate and complete copies of such contracts, commitments and other records and all other information with respect to the assets and business of Lightscape as such designees may reasonably request.

          (g) Documents and Information to be Furnished.  Lightscape shall
              -----------------------------------------
deliver to Discreet promptly after such documents are available Lightscape's unaudited monthly financial reports

                   Agreement and Plan of Merger -- Page 28        Execution Copy
                                                                  --------------

with respect to periods ending after the date hereof and all other documents, financial statements, budgets, proxy or information statements, reports, correspondence, notices and other items Lightscape delivers, or is required to deliver, to any of its stockholders.

          (h) Stockholder Consent.  Lightscape shall take all action necessary
              -------------------
in accordance with applicable law to obtain the written consent of its stockholders owning at least 60% of the issued and outstanding Lightscape Preferred and 90% of the issued and outstanding Lightscape Common entitled to vote on this matter no later than December 31, 1997 (the "Stockholder Consent")
                                                          -------------------
for the purpose of approving and adopting this Agreement (including the transactions contemplated hereby). On or before December 10, 1997 Lightscape shall mail to each stockholder who was a stockholder on the record date for determining stockholders entitled to vote, (i) the Stockholder Consent; (ii) the Participation Agreement (as defined in Section 7.1(n); and (iii) a notice that appraisal rights are available for the shares of Lightscape Common (treating shares of Lightscape Preferred on an as-converted basis) held by each such stockholder of Lightscape, together with a copy of Section 262 of the Delaware Corporation Law, in satisfaction of Lightscape's obligations under Section 262(d)(2) of the Delaware Corporation Law. Lightscape shall use all reasonable efforts to obtain all votes and approvals of its stockholders necessary for the approval and adoption of this Agreement under the Delaware Corporation Law (including the transactions contemplated hereby).

         (i) Notices of Certain Events.  Lightscape shall promptly notify
             -------------------------
Discreet of:

         (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement;

         (ii) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement;

         (iii) any demands, actions, suits, claims, investigations or proceedings commenced relating to or involving or otherwise affecting Lightscape that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Article III or that relate to the consummation of the transactions contemplated by this Agreement; and

         (iv) any matter arising and discovered after the date of this Agreement that, if existing or known on the date of this Agreement, would have been required to be disclosed pursuant to this Agreement, the Voting Agreement or the Participation Agreement, or that constitutes a breach or prospective breach of this Agreement, the Voting Agreement or the Participation Agreement by Lightscape, in the case of this Agreement, the officers and directors of Lightscape and the Major Stockholders, in the case of the Voting Agreement, and any of the stockholders of Lightscape, in the case of the Participation Agreement, and in each case, by any of their affiliates.

         (j) Accuracy of Representations and Warranties.  Lightscape shall not
             ------------------------------------------
(a) take or agree or commit to take any action that would make any representation and warranty of Lightscape hereunder inaccurate in any respect at, or as of any time prior to, the Closing Date or (b) omit or agree or commit to omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any respect at any such time.

                   Agreement and Plan of Merger -- Page 29        Execution Copy
                                                                  --------------

         (k) Termination of Agreements.  Lightscape shall terminate, effective
             -------------------------
upon the Effective Time, all agreements among Lightscape and any of its securityholders or optionholders, or among any Lightscape securityholders or optionholders, that do not terminate or expire on or prior to the Effective Time in accordance with their respective terms, providing for registration rights, rights of first refusal or co-sale, relating to the voting of Lightscape securities or requiring Lightscape to obtain the consent or approval of any such securityholders prior to taking or failing to take any action.

         (l) No Solicitation.  From and after the date of this Agreement until
             ---------------
the earlier of the Effective Time or termination of this Agreement pursuant to its terms, Lightscape shall not, directly or indirectly, through its directors, officers, employees, representatives, investment bankers, agents or affiliates, initiate, solicit or entertain offers from, negotiate with or in any manner encourage, discuss, accept or consider any proposal of any corporation, partnership, person or other entity or group concerning or relating to an investment in Lightscape or the acquisition of Lightscape, its capital stock, its assets (or rights thereto) or its business, in whole or in part, whether through direct purchase, merger, consolidation or other business combination or licensing transaction (all such transactions being referred to herein as "Acquisition Proposals"). Lightscape will immediately cease any and all
----------------------
existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Lightscape will (i) notify Discreet promptly if any inquiry or proposal (however preliminary) is made or any information or access is requested connection with an Acquisition Proposal or potential Acquisition Proposal and (ii) promptly notify Discreet of the significant terms and conditions of any such Acquisition Proposal. In addition, subject to the other provisions of this Section 5.2(l), from and after the date of this Agreement until the earlier of the Effective Time and termination of this Agreement pursuant to its terms, Lightscape shall not, directly or indirectly, through its directors, officers, employees, representatives, investment bankers, agents and affiliates (i) make or authorize any public statement, recommendation or solicitation in support of any Acquisition Proposal made by any person, entity or group (other than Discreet) or (ii) withdraw its intention to engage in a transaction with Discreet.

         (m) Continuing Disclosure.  Lightscape shall have the continuing
             ---------------------
obligation promptly to advise Discreet with respect to any matter hereafter arising or discovered that, if existing or known at the date of this Agreement, would have been required to be set forth or described in a schedule to this Agreement, or that constitutes a breach or prospective breach of this Agreement by Lightscape. The delivery of any such notice shall not affect Discreet's or the Company's remedies hereunder.

    5.3 Certain Covenants of Discreet. Discreet hereby covenants and agrees with Discreet to carry out the operational covenants set forth in Exhibit 5.3 hereto.


                                   ARTICLE VI

                                CLOSING MATTERS

    6.1  The Closing.  Subject to the satisfaction or waiver of all conditions
         -----------
precedent set forth in Article VII, the closing of the Merger (the "Closing")
                                                                    -------
shall be held at the offices of Testa, Hurwitz & Thibeault, LLP, 125 High Street, Boston, Massachusetts 02110, on 2 days after appraisal rights lapse, 1997 or as soon as thereafter as practicable (the "Closing Date"). If any
                                                   ------------
condition in Article VII is not satisfied in any material respect (or is not duly waived) at the Closing, any party whose obligations are subject to such condition may extend the period in which the Closing must be consummated (during which period each other party shall use its respective reasonable efforts to cause all such conditions to be satisfied in all material respects). If all conditions are determined to be satisfied in all material respects

                   Agreement and Plan of Merger -- Page 30        Execution Copy
                                                                  --------------

(or are duly waived) at the Closing (whether or not delayed), the Closing shall be consummated by the making of all necessary filings with the Secretary of State of Delaware under the Delaware Corporation Law. At the Closing (subject to applicable withholding tax):

         (a) Discreet shall pay by check or wire transfer up to US$75,000 related to transaction expenses incurred by Lightscape, including reasonable attorneys' fees (the "Transaction Expenses") as set forth on a statement submitted by Lightscape to Discreet at least two (2) business days before the Closing Date. Notwithstanding the foregoing, Discreet shall not pay for any fees or commissions incurred by Lightscape for the services of any investment banker, broker, finder or agent in connection with the transactions set forth in this Agreement, including, but not limited to, any such fees or commissions of Piper Jaffray Inc.

         (b) Discreet shall fund and then cause Lightscape to pay by check or wire transfer US$375,000 to Piper Jaffray Inc. as payment for investment banking services rendered by Piper Jaffray Inc. to Lightscape in connection with the consummation of the transactions contemplated by this Agreement.

         (c) Discreet shall fund and then cause Lightscape to pay by check or wire transfer US$2,600,000 to CIBC Wood Gundy Ventures, Inc. ("CIBC") and LGSI as payment and satisfaction in full of (i) that certain Convertible Promissory Note dated as of November 21, 1996, as amended, payable by Lightscape to CIBC and that certain Convertible Promissory Note dated as of June 26, 1997, as amended, payable by Lightscape to CIBC and (ii) the Bridge Note and Warrant Purchase Agreement, as amended, dated as of November 21, 1996 among Lightscape, LGSI and CIBC, and (iii) the Convertible Promissory Note, as amended, dated as of January 1, 1997 between Lightscape and LGSI (collectively with the Promissory Notes listed in clause (i) above, the "Notes"), and in partial satisfaction of the obligations of Lightscape owing to LGSI pursuant to the Marketing Agreement.

         (d) Discreet shall fund and then cause Lightscape to pay by check or wire transfer approximately US$340,000 (as estimated to be due at December 31, 1997) to Bindco Corporation as payment and satisfaction in full of certain secured trade obligations.

         (e) Discreet shall fund and then cause Lightscape to pay by check or wire transfer US$97,480 to Brobeck, Phleger & Harrison, LLP as payment and satisfaction in full of all amounts owing to them, except the attorney's fees included in the Transaction Expenses.

    6.2  Documents and Certificates.  Each of Discreet, the Company and
         --------------------------
Lightscape shall use all reasonable efforts, on or prior to the Closing, to execute and deliver all such instruments, documents or certificates as may be necessary or advisable, on the advice of counsel, for the consummation at the Closing of the transactions contemplated by this Agreement or to cause the Effective Time, subject to consummation at the Closing, to occur as soon as practicable.

                   Agreement and Plan of Merger -- Page 31        Execution Copy
                                                                  --------------

                                  ARTICLE VII

                             CONDITIONS OF CLOSING

    7.1  Conditions to Obligations of Discreet, the Company and Lightscape.
         -----------------------------------------------------------------
The obligations of each of Discreet, the Company and Lightscape under this Agreement to cause the Merger to be consummated are, at its option, subject to the satisfaction of the following conditions:

         (a)  Governmental Approvals.  Discreet, the Company and Lightscape
              ----------------------
shall have received all necessary approvals of Governmental Authorities of the transactions contemplated by this Agreement, and each of such approvals shall remain in full force and effect at the Closing Date. It is understood that none of such approvals shall be deemed to have been received if any such approval is subject to satisfaction of or compliance with a Burdensome Condition. "Burdensome Condition" shall mean the imposition of a material restriction on
---------------------
Discreet's or Lightscape's ability to operate Lightscape and its subsidiaries following the Effective Time or requiring Discreet or Lightscape to dispose of a material amount of the assets of Lightscape or Discreet or any of their subsidiaries following the Effective Time. Any of Discreet, the Company or Lightscape may, but is not obligated to, seek the removal or otherwise satisfactorily resolve the Burdensome Condition.

         (b)  Litigation.  No action, suit, litigation, proceeding or
              ----------
investigation shall (i) have been formally instituted and be pending with regard to the Merger or (ii) be threatened by any Governmental Authority with regard to the Merger which, in either case, if resolved substantially in accordance with plaintiff's demand, would be reasonably likely to have a Material Adverse Effect on Discreet. On the Closing Date, there shall not be in force any order or decree restraining or enjoining consummation of the Merger or placing any limitation upon such consummation or invalidating, suspending or requiring modification of any provision of this Agreement.

    7.2  Conditions Applicable to Discreet and the Company.  The obligations
         -------------------------------------------------
of Discreet and the Company under this Agreement to cause the Merger to be consummated are, at their option, subject to the satisfaction of the following conditions, in addition to the conditions contained in Section 7.1:

         (a)  Agreements and Covenants.  Lightscape shall have performed or
              ------------------------
complied with all agreements and covenants required by this Agreement or the Voting Agreement to be performed or complied with by Lightscape on or prior to the Closing Date, except where the failure to perform or comply could not reasonably be expected to have a Material Adverse Effect.

         (b)  Accuracy of Representations and Warranties.  The representations
              ------------------------------------------
and warranties of Lightscape set forth in Article III shall be true and correct both on the date of this Agreement and as of the Closing Date with the same force and effect as if such representations and warranties were made anew, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, at and as of the Closing Date, except:
(i) to the extent such representations and warranties are by their express provisions made as of the date of this Agreement or another specified date; (ii) for the effect of any activities or transactions which may have taken place after the date of this Agreement which are contemplated by this Agreement; and
(iii) where the failure to be true and correct, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         (c)  Officers' Certificate Concerning this Agreement.  Lightscape shall
              -----------------------------------------------
have furnished to Discreet and the Company a certificate dated the Closing Date, signed by its chief executive

                   Agreement and Plan of Merger -- Page 32        Execution Copy
                                                                  --------------

officer and its chief financial officer, to the effect that the conditions set forth in Sections 7.2(a) through 7.2(b) have been satisfied.

         (d)  Opinion of Counsel.  Discreet and the Company shall have received
              ------------------
from Brobeck, Phleger & Harrison, LLP, counsel to Lightscape, an opinion dated the Closing Date substantially in the form set forth in Exhibit B.
                                                        ---------

         (e)  Required Consents.  The holders of any note, guarantee or other
              -----------------
evidence of indebtedness of Lightscape, the lessors of any material real or personal property or assets leased by Lightscape, the parties (other than Lightscape) to any other material contract, commitment or agreement to which Lightscape is a party, and any other person (other than Governmental Authorities) which owns or has authority to grant any franchise, license, permit, easement, rights or other authorization necessary for the business or operations of Lightscape, to the extent that their consent or approval of the Merger or any other transactions contemplated by this Agreement is required under the pertinent lease, contract, commitment or agreement or other document or instrument or under applicable laws, rules or regulations for the consummation of the transactions contemplated hereby in the manner herein provided, shall have granted such consent or approval and no Burdensome Condition shall exist. Any of Discreet, the Company or Lightscape may, but is not obligated to, seek the removal or otherwise satisfactorily resolve the Burdensome Condition.

         (f)  Appraisal Rights.  The period for exercising appraisal rights
              ----------------
pursuant to Section 262 of the Delaware Corporation Law ("Appraisal Rights")
                                                          ----------------
shall have lapsed and holders of not more than 5% of the outstanding shares of Lightscape Common and Lightscape Preferred shall have exercised Appraisal Rights.

         (g)  Performance of Voting Agreement.  All the terms, covenants and
              -------------------------------
conditions of the Voting Agreement to be complied with and performed by each of the directors and officers of Lightscape and the Major Stockholders on or before the Closing Date shall have been fully complied with and performed in all material respects.

         (h)  Termination of Agreements.  All agreements among Lightscape and
              -------------------------
any of its securityholders, warrantholders, optionholders, or among any of the Lightscape securityholders or optionholders, providing for registration rights, rights of first refusal, rights of co-sale, an adjustment to the number, or conversion or exercise price, of any of the shares of capital stock of Lightscape (other than an adjustment as a result of a subdivision, combination, reorganization or reclassification of the shares of capital stock of Lightscape generally), relating to the voting of Lightscape securities or requiring Lightscape to obtain the consent or approval of any such securityholders prior to taking or failing to take any action, including without limitation all of the Agreements listed in Section 5.2(k), shall have been terminated in their entirety or as provided in Section 5.2(k). All warrants to purchase Lightscape Securities shall have been canceled or terminated in accordance with their terms.

         (i)  Tax Certificate.  Lightscape shall have delivered to Discreet a
              ---------------
clearance certificate or similar document(s) which may be required by any tax authority to relieve Discreet of any obligation to withhold Taxes in connection with the transactions set forth in this Agreement. Lightscape shall have paid any sales, use, transfer and documentary Taxes and recording and filing fees applicable to the transactions set forth in this Agreement. Lightscape shall have delivered to Discreet a properly executed statement satisfying the requirements of Treasury Regulation Sections 1.897-2(h) and 1.1445-2(c)(3) in a form reasonably acceptable to Discreet.

                   Agreement and Plan of Merger -- Page 33        Execution Copy
                                                                  --------------

         (j)  Noncompetition Agreements.  Each of Stuart Feldman, Rodney Recker
              -------------------------
and Filippo Tampieri shall have executed and delivered the Noncompetition Agreements.

         (k)  Employment Agreements.  Each of Stuart Feldman, Rodney Recker and
              ---------------------
Filippo Tampieri shall have executed and delivered the Employment Agreements.

         (l)  Employees.   None of the Key Employees and no more than one of the
              ---------
employees set forth on Schedule 7.2(l), shall have:  (i) voluntarily terminated
                       ---------------
their employment with Lightscape on or prior to the Effective Time or (ii) refused to accept employment with, or given notice that they do not intend to continue employment with, the Surviving Corporation.

         (m) Holders of 90% of the outstanding shares of Lightscape Common and holders of 60% of the outstanding shares of Lightscape Preferred shall have executed and delivered the Participation Agreement in the form of Exhibit C (the
                                                                  --------------
"Participation Agreement").
--------------------------

         (n) LGSI, CIBC, Bindco and Brobeck, Phleger & Harrison, LLP shall have fully and, except for the obligation of Lightscape to pay the amounts specified in Section 6.1, unconditionally released Lightscape from any and all obligations relating to the Notes, Marketing Agreement and to pay Transaction Expenses and trade payables owing to such parties.

         (o)  Certificate of Originality.  Discreet shall have received
              --------------------------
certificates of originality with regard to Lightscape's software products in form and substance reasonably satisfactory to Discreet.

         (p)  Corporate Documentation.  Lightscape shall have amended its
              -----------------------
charter in the form attached as Exhibit D hereof
                                ---------

         (q) All of the outstanding shares of Lightscape Preferred shall have been converted into 8,592,102.82 shares of Lightscape Common.

    7.3  Conditions Applicable to Lightscape.  The obligations of Lightscape
         -----------------------------------
under this Agreement to cause the Merger to be consummated are, at its option, subject to the satisfaction of the following conditions, in addition to the conditions contained in Section 7.1:

         (a)  Agreements and Covenants.  Discreet and the Company shall have
              ------------------------
performed or complied with all agreements and covenants required by this Agreement or the Voting Agreement to be performed or complied with by them on or prior to the Closing Date, except where the failure to perform or comply could not reasonably be expected to have a Material Adverse Effect.

         (b)  Accuracy of Representations and Warranties.  The representations
              ------------------------------------------
and warranties of Discreet and the Company set forth in Article IV shall have been true and correct both on the date of this Agreement and as of the Closing Date with the same force and effect as if such representations and warranties were made anew at and as of the Closing Date, except: (i) to the extent such representations and warranties are by their express provisions made as of the date of this Agreement or another specified date; (ii) for the effect of any activities or transactions which may have taken place after the date of this Agreement which are contemplated by this Agreement and (iii) where the failure to be true and correct, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                   Agreement and Plan of Merger -- Page 34        Execution Copy
                                                                  --------------

         (c)  Officers' Certificate Concerning This Agreement.  Discreet shall
              -----------------------------------------------
have furnished to Lightscape a certificate dated the Closing Date, signed by the chief executive officer and the chief financial officer of Discreet, to the effect that, the conditions set forth in Sections 7.3(a) through 7.3(b) hereof have been satisfied.

         (d)  Opinion of Counsel.  Lightscape shall have received from U.S. and
              ------------------
Canadian counsel to Discreet opinions dated the Closing Date substantially in the form set forth on Exhibits E and F, respectively.
                      -------------------------------

         (e)  Required Consents.  Discreet shall have received all consents or
              -----------------
approvals of the Merger or any other transactions contemplated by this Agreement required under any material lease, contract, commitment, note, guaranty or other evidence of indebtedness of Discreet or any of its subsidiaries, or any lease of any material real property of Discreet and its subsidiaries, or under applicable law for the consummation of the transactions contemplated hereby.


                                 ARTICLE VIII

                                  TERMINATION

    8.1  Termination.  This Agreement may be terminated at any time prior to
         -----------
the Effective Time of the Merger, whether before or after approval of the Merger by the stockholders of Lightscape:

         (a) by mutual written consent duly authorized by the Boards of Directors of Discreet and Lightscape;

         (b) by either Lightscape or Discreet, if the Merger shall not have been consummated by January 15, 1998; provided, however, that the right to
                                      -----------------
terminate this Agreement under this Section 8.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

         (c) by either Lightscape or Discreet, if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (an "Order"), in any case having the effect of permanently restraining, enjoining or
------
otherwise prohibiting the Merger, which order, decree or ruling is final and nonappealable;

         (d) by Discreet, if the required approvals of the stockholders of Lightscape contemplated by this Agreement shall not have been obtained by January 15, 1998, by reason of the failure to obtain the required vote either upon a vote taken at a meeting of stockholders duly convened therefor or at any adjournment thereof or by written consent of the Stockholders;

         (e) by Discreet, if Lightscape shall have accepted an Acquisition Proposal or if the Lightscape Board of Directors recommends an Acquisition Proposal to the stockholders of Lightscape;

         (f) by Discreet, if the Board of Directors of Lightscape shall have withheld, withdrawn or modified in a manner adverse to Discreet its recommendation in favor of approving this Agreement and the consummation of the Merger;

                   Agreement and Plan of Merger -- Page 35        Execution Copy
                                                                  --------------

         (g) by Discreet, if there shall have occurred a Material Adverse Effect on Lightscape since the date of this Agreement;

         (h) by Discreet, upon breach of any representation, warranty, covenant or agreement on the part of Lightscape set forth in this Agreement, or if any representation or warranty of Lightscape shall have become untrue, in either case such that the conditions set forth in Section 7.2(a) or Section 7.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in Lightscape's representations and warranties or breach by Lightscape is curable by Lightscape through the exercise of its commercially reasonable efforts within ten (10) days of the time such representation or warranty shall have become untrue or such breach, then Discreet may not terminate this Agreement under this Section 8.1(i) during such ten-day period provided Lightscape continues to exercise such commercially reasonable efforts;

         (i) by Lightscape, upon a breach of any representation, warranty, covenant or agreement on the part of Discreet set forth in this Agreement, or if any representation or warranty of Discreet shall have become untrue, in either case such that the conditions set forth in Section 7.3(a) or Section 7.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in Discreet's representations and warranties or breach by Discreet is curable by Discreet through the exercise of its commercially reasonable efforts within ten (10) days of the time such representation or warranty shall have become untrue or such breach, then Lightscape may not terminate this Agreement under this Section 8.1(i) during such ten-day period provided Discreet continues to exercise such commercially reasonable efforts.

         8.2  Notice of Termination; Effect of Termination.  Any termination
              --------------------------------------------
of this Agreement under Section 8.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect, except (i) as set forth in this Section 8.2, Section 8.3 and Article X (Miscellaneous), each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any willful breach of this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Nondisclosure Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.

         8.3  Fees    Lightscape shall immediately pay Discreet a fee (by wire
              ----
transfer or cashiers check) of $1,000,000, in the event (i) Lightscape shall have accepted an Acquisition Proposal; (ii) the Lightscape Board of Directors recommends an Acquisition Proposal to the stockholders of Lightscape; (iii) the vote of the stockholders of Lightscape contemplated by Section 5.2(h) shall not have been obtained and Lightscape shall have accepted an Acquisition Proposal within six months of the date hereof; (iv) the board of directors of Lightscape shall have withheld, withdrawn or modified in a manner adverse to Buyer its approval of this Agreement and the consummation of the transaction contemplated hereunder and Lightscape shall have accepted an Acquisition Proposal within six months of the date hereof; (v) Lightscape shall have breached any of its representations, warranties or obligations hereunder and such breach shall not have been cured within ten (10) business days of written notice of such breach; or (vi) any of the signatories to the Voting Agreement shall have breached their respective obligations thereunder and Lightscape shall have accepted an Acquisition Proposal within six months of the date hereof. Payment of the fees described in this Section 8.3 above shall not be in lieu of (i) damages incurred in the event of breach of this Agreement; or (ii) any other remedies that Discreet may pursue including, without limitation, pursuant to Section 10.1 hereof (Specific Performance).

                   Agreement and Plan of Merger -- Page 36        Execution Copy
                                                                  --------------

          8.4  Procedure Upon Termination.  In the event of the termination of
               --------------------------
this Agreement, the Board or Boards of Directors so terminating may direct its or their officers not to file the certificate of merger in the office of the Secretary of State of the State of Delaware, notwithstanding favorable action by the stockholders of the Company and Lightscape. In the event this Agreement is terminated, the agreements of Lightscape and Discreet contained in Sections 5.1(c), 5.1(d), Article IX and 10.1 shall survive such termination.

                                   ARTICLE IX

                           SURVIVAL; INDEMNIFICATION

         9.1  Survival. The covenants, agreements, representations and
              --------
warranties of Lightscape contained in this Agreement shall survive the Closing until December 31, 1999, provided, however, that any termination shall not
                         --------  -------
terminate or limit in any manner whatsoever any liabilities Lightscape has or may have hereunder for intentional misrepresentations or omissions, breaches, nonfulfillments and violations or for common law fraud. Notwithstanding the preceding sentence, any claim or liability regarding any covenant, agreement, representation or warranty in respect of which indemnity may be sought under
Section 9.2 shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if notice of the inaccuracy or breach thereof giving rise to such right to indemnity shall have been given to the party against whom such indemnity may be sought prior to such time. The covenants, agreements, representations and warranties of Lightscape and the rights and remedies that may be exercised by any Indemnitee (as defined below) shall not be limited, diminished or otherwise affected by or as a result of any information that may have been provided, any investigation or examination that may have or be made by, or any knowledge of, any Indemnitee or any other party on behalf of any Indemnitee.

         9.2  Indemnification.  Except as set forth in Section 9.4, by their
              ---------------
approval of this Agreement, the stockholders of Lightscape, severally but not jointly, agree to indemnify, defend, protect, and hold harmless each of Discreet and its officers and directors and, effective at and as of the Effective Time, without duplication, the Surviving Corporation and each of their respective subsidiaries and affiliates (each in its capacity as an indemnified party, an "Indemnitee") at all times from and after the date of this Agreement from and
-----------
against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, payments, costs and expenses (including specifically, but without limitation, attorneys' fees, costs and expenses in connection with any action or proceeding or in connection with any investigation) (collectively "Damages")
                                                                   -------
incurred by such Indemnitee as a result of, arising out of or incident to (i) any inaccuracy or breach of any representation or warranty, covenant or agreement of Lightscape or any of the Major Stockholders set forth herein or in the Voting Agreement, or in any certificate or other document delivered in connection herewith or therewith (as such representation or warranty, covenant or agreement would read if all qualifications as to materiality and Material Adverse Effect were deleted from it) with respect to which a claim for indemnification is brought by an Indemnitee within the applicable survival period described in Section 9.1, (ii) any breach of nonfulfillment by Lightscape or any of the Major Stockholders, any failure to perform or any noncompliance by Lightscape or any of the Major Stockholders with, any covenant, agreement, or obligation contained herein, in the Voting Agreement, or in any certificate or other document delivered in connection herewith except to the extent waived by Discreet, (iii) any claim by a stockholder or former stockholder of Lightscape (other than the right to receive the Merger consideration pursuant to this Agreement or appraisal rights under the applicable provisions of the Delaware Corporation Law), or any other person, firm, corporation or entity, seeking to assert, or based upon: (A) ownership or rights of

                   Agreement and Plan of Merger -- Page 37        Execution Copy
                                                                  --------------

ownership to any shares of capital stock of Lightscape; (B) any rights of the stockholder, including any option, preemptive rights, or rights to notice or to vote; (C) any rights under the charter or bylaws of Lightscape; or (D) any claim that his, her or its shares were wrongfully repurchased by Lightscape, regardless of whether an action, suit or preceding can or has been made against Lightscape or (iv) subject to compliance with the procedures set forth in
Section 9.3, the settlement of any alleged inaccuracy, breach, failure to perform or noncompliance of the type referred to in clause (i) and (ii) of this
Section 9.2. By their approval of this Agreement, the stockholders of Lightscape agree that the Merger Consideration shall be available to satisfy any claims brought by an Indemnitee under this Article IX.

         9.3  Third Person Claims.  Promptly after an Indemnitee has received
              -------------------
notice of or has knowledge of any actual or threatened claim or potential claim by a person not a party to this Agreement ("Third Person") or the commencement
                                            ------------
of any action or proceeding by a Third Person, the Indemnitee shall, as a condition precedent to an indemnification claim with respect thereto being made against the stockholders of Lightscape, give the Stockholders' Representative written notice of any actual or threatened claim or potential claim or the commencement of such action or proceeding; provided, however that the failure to
                                           --------  -------
give such notice will not affect the Indemnitees' right to indemnification hereunder with respect to such claim, action or proceeding, except to the extent that the Stockholders' Representative has, or the stockholders have, been actually prejudiced as a result of such failure. The Stockholder Representative shall have the right, to assume and control the defense of the claim by appropriate proceedings with counsel reasonably acceptable to Indemnitee, and the Stockholder Representative shall be entitled to reimbursement out of the Merger Consideration for such defense. The Indemnitee may participate in the defense, at its sole expense, of any such claim for which the Stockholder Representatives shall have assumed the defense pursuant to the preceding sentence, provided that counsel for the Stockholder Representatives shall act as lead counsel in all matters pertaining to the defense or settlement of such claims, suit or proceedings; provided, however, that Indemnitee shall have the
                             --------  -------
exclusive right to control the defense of any claim or proceeding that in Indemnitee's reasonable judgment could have an adverse effect on Indemnitee's business apart from the payment of money damages, except that Indemnitee shall not make any settlement with respect to any Third Person claim, suit or proceeding without the prior consent of the Stockholder Representative, which such consent shall not be unreasonably withheld. The Indemnitee shall be entitled to indemnification under Section 9.2 for the reasonable legal fees and other associated expenses for any period during which the Stockholder Representative has not assumed the defense of any claim. The Stockholder Representative shall not make any settlement with respect to any claim, suit or proceeding without the prior consent of Discreet, which can be withheld for any or no reason.

         9.4  Limitations on Indemnification.  No Indemnitee shall be entitled
              ------------------------------
to indemnification under Section 9.2 for Damages relating to an action brought by a Lightscape stockholder alleging fraud against Discreet.

         9.5  Exclusivity; Method of Payment.  Upon consummation of the Merger,
              ------------------------------
and except for claims based on knowing and intentional misrepresentations, breaches, nonfulfillments and violations or based on common law fraud, the Indemnitees' remedy for any claims for indemnification pursuant to this Article IX shall be limited in the aggregate to the Merger Consideration.

         9.6  No Contribution.    The stockholders of Lightscape acknowledge and
              ---------------
agree that they shall not have and shall not exercise or assert any right of contribution, indemnification, subrogation or other remedy or right against the Surviving Corporation in connection with any indemnification obligation or

                   Agreement and Plan of Merger -- Page 38        Execution Copy
                                                                  --------------

other liability to which they may become subject under or in connection with this Agreement, the Ancillary Agreements or any certificate or other document delivered in connection herewith or therewith.


                                   ARTICLE X

                                 MISCELLANEOUS

         10.1 Other Remedies; Specific Performance.  Any and all remedies herein
              ------------------------------------
expressly conferred upon a party will be deemed cumulative and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         10.2 Expenses.  Except as provided in Section 6.1 herein, each party
              --------
shall pay all of its own costs and expenses incurred with respect to the negotiation, execution and delivery of this Agreement and the exhibits hereto.

         10.3 Further Assurances.  If at any time after the Effective Time,
              ------------------
Discreet or the Company shall consider it advisable that any further conveyance, agreements, documents, instruments and assurances of law or any other things are necessary or advisable to vest, perfect, confirm or record in the Surviving Corporation the title to any property, rights, privileges, powers and franchises of Lightscape, the officers of Lightscape last in office and such other persons, if any, as the Board of Directors of Lightscape last in office may authorize shall, at Discreet's expense, execute and deliver, upon Discreet's or the Company's reasonable request, any and all proper conveyances, agreements, documents, instruments and assurances of law, in a form acceptable to counsel to such officers or other persons (at such officer's or other person's expense) and do all things reasonably necessary or proper to vest, perfect, confirm or record title to such property, rights, privileges, powers and franchises in the Surviving Corporation, and otherwise to carry out the provisions of this Agreement.

         10.4 Parties in Interest.  All the terms and provisions of this
              -------------------
Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and permitted assigns of the parties hereto. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any person, firm or corporation other than the parties hereto, their permitted successors or assigns, and their respective stockholders any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby.

         10.5 Entire Agreement.  This Agreement, the Voting Agreement and the
              ----------------
Participation Agreement, together with the Schedules and Exhibits hereto and thereto, supersede any other agreement, whether written or oral, that may have been made or entered into by Discreet and Lightscape (or by any officer or officers of such parties) relating to the matters contemplated hereby or thereby. This Agreement, the Voting Agreement and the Participation Agreement, together with the Schedules and Exhibits hereto and thereto, constitute the entire agreement by the parties, and there are no agreements or commitments except as set forth herein and therein.

                   Agreement and Plan of Merger -- Page 39        Execution Copy
                                                                  --------------

         10.6 Amendment or Modification.  At any time before or after the
              -------------------------
adoption of this Agreement by the stockholders of Lightscape, this Agreement may be amended or supplemented by additional agreements, articles or certificates, as may be mutually agreed by the parties hereto to be necessary, desirable or expedient to further the purposes of this Agreement, or to clarify the intention of the parties hereto, or to add to or to modify the covenants, terms or conditions hereof or to effect or facilitate any governmental approval or acceptance of the Merger or of this Agreement or to effect or facilitate the filing or recording of this Agreement or the consummation of any of the transactions contemplated hereby.

         10.7 Waiver.  Any party to this Agreement may, by written notice to the
              ------
other parties to this Agreement, (a) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement;
(b) waive any inaccuracies in the representations or warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement; (c) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement; or (d) waive or modify performance of any of the obligations of the other parties under this Agreement. Except as provided in the preceding sentence or as expressly provided in this Agreement, no action taken pursuant to this Agreement, including without limitation any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants, conditions or agreements contained in this Agreement. The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance.


         10.8 Assignability.  This Agreement shall not be assignable by
              -------------
Lightscape without the prior written consent of Discreet.

         10.9 Certain Definitions.  For purposes of this Agreement, the
              -------------------
following terms shall have the meanings set forth below:

         (a)  "affiliate" shall mean, when used with respect to a specified
               ---------
person, another person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the person specified;

         (b) "control" (including, with its correlative meanings, "controlled
              -------                                              ----------
by" and "under common control with") shall mean possession, directly or
         -------------------------
indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise);

         (c) "Material Adverse Effect"  shall mean, when used with respect to
              -----------------------
Lightscape, on the one hand, and Discreet and its subsidiaries, taken as a whole, on the other hand, as the case may be, any change, effect or circumstance that, individually or when taken together with all other such changes, effects or circumstances that have occurred prior to the date of determination of the Material Adverse Effect, is or could reasonably be materially adverse to the financial condition, business, properties, intellectual property rights, assets or operations of Lightscape or Discreet and its subsidiaries, taken as a whole, as the case may be; provided, however, that the following shall not be considered a Material Adverse Effect: any adverse effect that primarily results from the execution and delivery of this Agreement or from changes in Lightscape's or Discreet's respective industry or the financial markets.

                   Agreement and Plan of Merger -- Page 40        Execution Copy
                                                                  --------------

         (d) "person" or "Person" shall mean any individual, corporation,
              ------      ------
partnership, limited liability company, trust, joint venture, unincorporated association, Governmental Authority or other entity; and

         (e) "subsidiary" of any person shall mean a corporation, company or
              ----------
other entity (i) more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, limited liability company, joint venture or unincorporated association), but more than 50% of whose ownership interest representing the right to make decisions for such other entity is, now or hereafter owned or controlled, directly or indirectly, by such person.

    10.10  Headings and Interpretation.  The headings contained in this
           ---------------------------
Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. Terms such as "herein," "hereof" and "hereinafter" refer to this Agreement as a whole and not to the particular sentence or paragraph where they appear, unless the context otherwise requires. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. Unless the context otherwise requires, (i) terms used in the plural include the singular, and vice versa, and (ii) words in the masculine gender include the feminine or neuter, and vice versa.

    10.11  Notices.  All notices and other communications under this Agreement
           -------
shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telex, graphic scanning or other telegraphic communications equipment of the sending party, as follows:

    If to Discreet or the Company:

         Discreet Logic Inc.
         10 Duke Street
         Montreal, Quebec
         Canada  H3C 2L7
         Attention:  Chief Financial Officer

         with a copy to:

         Testa, Hurwitz & Thibeault, LLP
         High Street Tower
         125 High Street
         Boston, Massachusetts  02110
         Attention:  Mark J. Macenka, Esq.

    If to Lightscape:

         Lightscape Technologies, Inc.
         1054 South DeAnza Boulevard
         Suite 200
         San Jose, California  95129
         Attention:  Barry Dickman

                   Agreement and Plan of Merger -- Page 41        Execution Copy
                                                                  --------------


         with a copy to:

         Brobeck, Phleger & Harrison, LLP
         Two Embarcadero Place
         2200 Geng Road
         Palo Alto, CA  94303
         Attention:  Thomas W. Kellerman, Esq.

or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telex, graphic scanning or other telegraphic communications equipment of the sender, or on the date five business days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this
Section 10.11 or in accordance with the latest unrevised direction from such party given in accordance with this Section 10.11.

    10.12  Law Governing.  This Agreement shall be governed by and construed
           -------------
and enforced in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

    10.13  Invalidity of Provisions.  Each of the provisions contained in this
           ------------------------
Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof. The parties agree to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable provision.

    10.14  Counterparts.  This Agreement may be executed simultaneously in one
           ------------
or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

                   Agreement and Plan of Merger -- Page 42        Execution Copy
                                                                  --------------


    IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties on the date first above written.



                                    DISCREET LOGIC INC.

Attest:


__________________________________  By:  /s/ Francois Plamondon
Name:                                    Name:   Francois Plamondon
Title:                                   Title:  Chief Financial Officer



                                  LANTERN ACQUISITION CORP.

Attest:


/s/ Michael D. Hochberg           By:  /s/ Francois Plamondon
Name:  Michael D. Hochberg             Name:   Francois Plamondon
Title: Assistant Secretary             Title:  Chief Financial Officer




                                  LIGHTSCAPE TECHNOLOGIES, INC.

Attest:


/s/ Thomas W. Kellerman           By:  /s/ Barry A. Dickman
Name:  Thomas W. Kellerman             Name:  Barry A. Dickman
Title: Assistant Secretary             Title: President and CEO